                                  EXHIBIT 10.2

VERTEX PHARMACEUTICALS INCORPORATED HAS OMITTED FROM THIS EXHIBIT 10.2 PORTIONS OF THE AGREEMENT FOR WHICH THE COMPANY HAS REQUESTED CONFIDENTIAL TREATMENT FROM THE SECURITIES AND EXCHANGE COMMISSION. THE PORTIONS OF THIS EXHIBIT FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED ARE MARKED WITH BRACKETED ASTERISKS ([****]), AND SUCH CONFIDENTIAL PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.





                                      LEASE

                                 by and between

                    Trustees of Fort Washington Realty Trust,

                                    Landlord,

                                       and

                       Vertex Pharmaceuticals Incorporated

                                     Tenant

                                    ARTICLE I

                                 REFERENCE DATA

1.1      SUBJECTS REFERRED TO

ANNUAL FIXED RENT RATE:                 Subject to Sections 2.3 and 4.1(b)
                                        hereof, (i) [***]/r.s.f. for the
                                        Basement of the Building, [***]/r.s.f.
                                        for each of Levels 1, 2 and 3 of the
                                        Building, and [***]/r.s.f. for Level 4
                                        of the Building or (ii) if Landlord
                                        advances the Tenant Allowance, the
                                        Annual Fixed Rent Rate set forth above
                                        shall be [***]/r.s.f. for the Basement
                                        of the Building, [***]/r.s.f. for Levels
                                        1, 2 and 3 of the Building and
                                        [***]/r.s.f. for Level 4 of the
                                        Building.

APPROXIMATE TERM:                       10 years and 4 months or 15 years and 4
                                        months if Landlord advances the Tenant
                                        Allowance.

BUILDING:                               The Building known as and numbered 200
                                        Sidney Street, Cambridge, Massachusetts, to be constructed by Landlord and containing approximately 191,904 rentable square feet ("r.s.f.")

BUILDING ADDRESS:                       200 Sidney Street
                                        Cambridge, Massachusetts

INITIAL ESTIMATED ANNUAL
ADDITIONAL RENT:                        [************]based upon [***]/r.s.f.

LANDLORD:                               David E. Clem and David M. Roby,
                                        Trustees of Fort Washington Realty Trust u/d/t dated June 19, 1995, recorded with the Middlesex (South) District Registry of Deeds in Book 25422, Page 360 and filed with the Middlesex (South)
                                        Registry District of the Land Court as
                                        Document No. 976230

LANDLORD'S ARCHITECT:                   Arrowstreet, Inc.

LANDLORD'S ADDRESS:                     c/o Lyme Properties LLC
                                        101 Main Street
                                        Cambridge, Massachusetts 02142

LANDLORD'S CONTRACTOR:                  William A. Berry & Son, Inc.

LANDLORD'S REPRESENTATIVE:              David Clem

LEASE YEAR:                             Each consecutive period of twelve (12)
                                        calendar months commencing on the
                                        Commencement Date if it occurs on the
                                        first day of a calendar month and
                                        otherwise commencing on the first day of the month immediately following the month in which the Commencement Date occurs, and each anniversary of such date, except that the first Lease Year shall be approximately one year and four months so as to include the period from the Commencement Date through the Rent
                                        Commencement Date or until the first day of the following month in the event that the Rent Commencement Date does not occur on the first day of a calendar month.

LOT: The land shown on EXHIBIT A and more particularly described on EXHIBIT A-1 attached hereto.

MANAGING AGENT:                         Hall Keen Management, Inc.

OPTIONS TO EXTEND:                      Two (2) Options to Extend the Term of
                                        this Lease for successive periods of ten
                                        (10) years each, in accordance with
                                        Section 10.12 hereof.

PERMITTED USES:                         General office, research and
                                        development, laboratory and light
                                        manufacturing.

PREMISES:                               Approximately 191,904 r.s.f. of space in
                                        the Building to be constructed by
                                        Landlord on the Lot as shown on EXHIBIT
                                        A.

PREMISES DESIGN FLOOR AREA:             191,904 r.s.f., comprised of 37,211
                                        r.s.f. in the Basement of the Building,
                                        43,515 r.s.f. on Level 1 of the
                                        Building, 44,266 r.s.f. on Level 2 of
                                        the Building, 41,693 r.s.f. on Level 3
                                        of the Building, and 25,219 r.s.f. on
                                        Level 4 of the Building, which Level 4
                                        space includes a 17,552 r.s.f. enclosed
                                        high bay mechanical penthouse to
                                        accommodate mechanical, electrical and
                                        plumbing equipment to be installed by
                                        Landlord and Tenant.

PUBLIC LIABILITY
INSURANCE LIMITS:                       Bodily injury: $10,000,000 Property
                                        Damage: $10,000,000

SCHEDULED SUBSTANTIAL
COMPLETION DATE:                        May 1, 2000

SCHEDULED RENT
COMMENCEMENT DATE:                      September 1, 2000

SCHEDULED TERM
COMMENCEMENT DATE:                      May 1, 2000

SECURITY DEPOSIT:                       As further described in Section 10.11
                                        hereof, a letter of credit or cash in
                                        the initial amount of [*******] plus an
                                        amount equal to the Initial Estimated
                                        Annual Additional Rent ([*********]),
                                        subject to adjustment in accordance with Sections 2.3 and 10.11 hereof.

TENANT:                                 Vertex Pharmaceuticals Incorporated.

TENANT'S ADDRESS                        130 Waverly Street
(For Notice and Billing):               Cambridge, Massachusetts  02139-4242

TENANT ALLOWANCE:                       Subject to Section 2.3 hereof,
                                        [**********] ([***]/r.s.f.), comprised
                                        of [***]/r.s.f. for basement and
                                        penthouse space and [***]/r.s.f. for
                                        lab/office space

TENANT'S ARCHITECT:                     Tsoi/Kobus & Associates, Inc.

TENANT'S PROPORTIONATE
FRACTION:                               100%

TENANT'S REPRESENTATIVE:                Alfred Vaz, Jr.

TERM EXPIRATION DATE:                   August 31, 2010 or August 31, 2015 if
                                        Landlord advances the Tenant
                                        Allowance, subject in either event to
                                        two (2) Options to Extend for
                                        successive periods of ten (10) years
                                        each, in accordance with Section 10.12.

1.2      EXHIBITS.

         The Exhibits listed below in this section are incorporated in this Lease by reference and are to be construed as a part of this Lease:

EXHIBIT A.                               Plan showing Lot
EXHIBIT A-1.                             Legal Description
EXHIBIT B.                               Landlord's Plans
EXHIBIT C.                               Rules and Regulations
EXHIBIT D.                               Schedule of Floor Load Limits

1.3      TABLE OF CONTENTS

ARTICLE I..............................................................................2
   1.1      SUBJECTS REFERRED TO.......................................................2
   1.2      EXHIBITS...................................................................5
   1.3      TABLE OF CONTENTS..........................................................6
ARTICLE II.............................................................................9
   2.1      PREMISES...................................................................9
   2.2      TERM.......................................................................9
   2.3      MODIFICATION OF CERTAIN DEFINITIONS; CERTIFICATE
            REGARDING COMMENCEMENT DATE...............................................10
ARTICLE III...........................................................................10
   3.1      INITIAL CONSTRUCTION......................................................10
   3.2      PREPARATION OF PREMISES FOR PERFORMANCE OF TENANT'S WORK..................12
   3.3      GENERAL PROVISIONS APPLICABLE TO CONSTRUCTION.............................15
   3.4      REPRESENTATIVES...........................................................17
   3.5      CORRECTION OF LANDLORD'S WORK.............................................17
ARTICLE IV............................................................................18
   4.1      FIXED RENT................................................................18
   4.2      ADDITIONAL RENT...........................................................19
     4.2.1     Real Estate Taxes......................................................19
     4.2.2     Insurance..............................................................20
        4.2.2.1   Insurance Taken Out by Tenant.......................................20
        4.2.2.2   Insurance Taken Out by Landlord.....................................21
        4.2.2.3   Tenant Reimbursement of Insurance Taken Out by Landlord.............21
        4.2.2.4   Certain Requirements Applicable to Insurance Policies...............22
        4.2.2.5   Waiver of Subrogation...............................................22
     4.2.3     Utilities..............................................................23
     4.2.4     Common Area Maintenance and Expenses...................................23
     4.2.5     Payments on Account of Taxes, Insurance and Utilities..................26
   4.3      LATE PAYMENT OF RENT......................................................27
ARTICLE V.............................................................................27
   5.1      AFFIRMATIVE COVENANTS.....................................................27
     5.1.1     Perform Obligations....................................................27
     5.1.2     Occupancy and Use......................................................27
     5.1.3     Repair and Maintenance.................................................28
     5.1.4     Compliance with Law....................................................29
     5.1.5     Tenant's Work..........................................................31
     5.1.6     Indemnity..............................................................32
     5.1.7     Landlord's Right to Enter..............................................32
     5.1.8     Personal Property at Tenant's Risk.....................................33
     5.1.9     Payment of Landlord's Cost of Enforcement..............................33

     5.1.10    Yield Up...............................................................33
     5.1.11    Estoppel Certificate...................................................34
     5.1.12    Landlord's Expenses Re Consents........................................34
     5.1.13    Rules and Regulations..................................................34
     5.1.14    Loading................................................................34
     5.1.15    Holdover...............................................................35
   5.2      NEGATIVE COVENANTS........................................................35
     5.2.1     Assignment and Subletting..............................................35
     5.2.2     Nuisance...............................................................37
     5.2.3     Installation, Alterations or Additions.................................37
ARTICLE VI............................................................................37
   6.1      TERMINATION...............................................................37
   6.2      RESTORATION...............................................................37
   6.3      AWARD.....................................................................38
ARTICLE VII...........................................................................38
   7.1      EVENTS OF DEFAULT.........................................................38
   7.2      REMEDIES..................................................................39
   7.3      REMEDIES CUMULATIVE.......................................................40
   7.4      LANDLORD'S RIGHT TO CURE DEFAULTS.........................................40
   7.5      EFFECT OF WAIVERS OF DEFAULT..............................................41
   7.6      NO ACCORD AND SATISFACTION................................................41
ARTICLE VIII..........................................................................41
   8.1      RIGHTS OF MORTGAGE HOLDERS................................................41
   8.2      SUPERIORITY OF LEASE; OPTION TO SUBORDINATE...............................42
   8.3      LEASE AMENDMENTS..........................................................43
ARTICLE IX............................................................................43
   9.1      AFFIRMATIVE COVENANTS.....................................................43
     9.1.1     Perform Obligations....................................................43
     9.1.2     Repairs................................................................43
     9.1.3     Compliance with Law....................................................44
     9.1.4     Indemnity..............................................................44
     9.1.5     Estoppel Certificate...................................................44
     9.1.6     Landlord's Title.......................................................45
     9.1.7     Utilities..............................................................45
ARTICLE X.............................................................................45
   10.1     NOTICES FROM ONE PARTY TO THE OTHER.......................................45
   10.2     QUIET ENJOYMENT...........................................................46
   10.3     EASEMENTS; CHANGES TO LOT LINES...........................................46
   10.4     LEASE NOT TO BE RECORDED..................................................46
   10.5     BIND AND INURE; LIMITATION OF LANDLORD'S LIABILITY........................46
   10.6     ACTS OF GOD...............................................................47
   10.7     LANDLORD'S DEFAULT........................................................47
   10.8     BROKERAGE.................................................................48

   10.9     APPLICABLE LAW AND CONSTRUCTION...........................................48
   10.10    SUBMISSION NOT AN OFFER...................................................48
   10.11    SECURITY DEPOSIT..........................................................49
   10.12    OPTIONS TO EXTEND.........................................................50
   10.13    INTENTIONALLY OMITTED.....................................................51
   10.14    PARKING...................................................................51
   10.15    CONFIDENTIAL INFORMATION..................................................52
   10.16    SIGNAGE...................................................................52

                                   ARTICLE II

                                PREMISES AND TERM

2.1      PREMISES.

         Landlord hereby leases and demises to Tenant and Tenant hereby leases from Landlord, subject to and with the benefit of the terms, covenants, conditions and provisions of this Lease, the Premises. Tenant shall have, as appurtenant to the Premises, the right to use in common with others, if any, entitled thereto (i) the common facilities, if any, included in the Building or on the Lot, (ii) the building service fixtures and equipment serving the Premises, and (iii) subject to Section 10.14 hereof, the right to use one hundred sixty-six (166) parking spaces ("Tenant's Parking Spaces") in the parking garage located at 47 Erie Street, Cambridge, Massachusetts (the "Garage").

         Landlord reserves the right from time to time, without unreasonable interference with Tenant's use, (a) to install, repair, replace, use, maintain and relocate for service to the Premises and to other parts of the Building or either, building service fixtures and equipment wherever located in the Building, provided, however, that the Annual Fixed Rent, Additional Rent (as defined in Section 4.2 hereof) and other charges payable hereunder by Tenant shall be proportionally reduced in the event that any such installation or relocation of service materially reduces the usable floor area of the Premises (other than a temporary reduction to accommodate installation, repair, replacement, maintenance and relocation of such service); and (b) to alter or relocate any common facilities and/or Tenant's Parking Spaces on or (subject to Section 10.14 hereof) off the Lot, provided that in all events (1) substitutions are in compliance with applicable zoning laws, (2) substitutions are substantially equivalent, and (3) the total number of parking spaces available to Tenant on or off the Lot is not decreased.

2.2      TERM.

         To have and to hold for a period (the "Term") commencing on the date which is the later of the Scheduled Term Commencement Date or the Substantial Completion Date (whichever of said dates is appropriate being hereafter referred to as the "Commencement Date"), and continuing until the Term Expiration Date, unless sooner terminated as provided in Section 3.2 or in Article VII, and subject to extension in accordance with the terms of Section 10.12 hereof. As used herein the term "Rent Commencement Date" shall mean that date which is four
(4) calendar months after the Commencement Date. Tenant shall have the right to access the Premises prior to the Commencement Date for purposes of installing equipment and furnishings and performing Tenant's Work (as hereinafter defined) in accordance with and subject to the provisions of Section 3.2.

2.3      MODIFICATION OF CERTAIN DEFINITIONS; CERTIFICATE REGARDING COMMENCEMENT
         DATE.

         Landlord and Tenant acknowledge that the actual rentable square footage of the Premises may, upon completion of construction of the Base Building Improvements (as hereinafter defined) be different than the Premises Design Floor Area as set forth in Article I hereof. Accordingly, after completion of construction of the Base Building Improvements, Landlord will notify Tenant of the actual rentable square footage of the Premises, which shall be measured in accordance with the ANSI/BOMA 265.1-1996 Standard Method for Measuring Building Rentable Area, approved June 7, 1996, and, if necessary, Landlord and Tenant will execute an amendment to this Lease modifying the definitions of the Premises Design Floor Area, the Annual Fixed Rent Rate, the Initial Estimated Annual Additional Rent, the amount of the Security Deposit (as specified in Section 10.11) and the Tenant Allowance, and such other terms and provisions, if any, of this Lease as may be necessary. Tenant shall have a period of forty-five
(45) days after the date hereof within which to notify Landlord in writing whether Tenant intends to have Landlord advance the Tenant Allowance (the "Tenant Allowance Notice"). In the absence of a Tenant Allowance Notice by such date, Tenant shall be deemed to have elected not to have Landlord advance the Tenant Allowance, in which event the last paragraph of Section 3.2.1 hereof shall be of no force or effect. If Tenant elects to have Landlord advance the Tenant Allowance, Landlord and Tenant shall execute an amendment to this Lease evidencing such election, acknowledging an increase in the amount of the Security Deposit (as specified in Section 10.11) and the Term of this Lease, and amending such other terms and provisions, if any, of this Lease as may be necessary. Landlord and Tenant will also execute, upon request of either, certificates acknowledging the Commencement Date of this Lease as provided for in Section 2.2 hereof, after such commencement date has occurred (as described in Section 3.2 hereof).

                                   ARTICLE III

                                  IMPROVEMENTS

3.1      INITIAL CONSTRUCTION.

         (a) PLANS. Landlord has developed and Tenant hereby approves construction drawings and specifications described in Exhibit B hereto ("Landlord's Work") for the Premises showing all items of work and materials to be performed and supplied by Landlord ("Base Building Improvements"). Landlord has obtained a building permit for the Base Building Improvements. Tenant acknowledges that a number of additional licenses, permits and approvals may be required in order for Landlord to commence and complete construction of the Base Building Improvements and Tenant agrees to cooperate with Landlord in obtaining the same. Landlord agrees to provide Tenant with copies of all change orders for the Base Building Improvements. Tenant shall have five (5) business days after the receipt thereof to review and approve or disapprove of any such change orders. Tenant may disapprove a change order only if such change order would materially deviate from Landlord's Work. If Tenant does not notify Landlord of Tenant's disapproval within such five-business day period, Tenant shall be deemed to have approved such change order.

         (b) If Tenant requests any change order for the Base Building Improvements, including any change relating to the construction of a covered walkway, utility and electric conduits and the like between the Building and the building known as and numbered 130 Waverly Street, Cambridge, Massachusetts (the "Phase I Building"), Landlord shall submit all such change orders with plans, specifications, pricing and a schedule of values if appropriate to Tenant for its review and approval. No change order for the Base Building Improvements requested by Tenant shall be effective unless approved by Landlord's Representative and Tenant's Representative in writing, such approval not to be unreasonably withheld or delayed. Tenant shall pay an amount equal to all costs directly incurred by Landlord as a result of any change orders signed by Tenant and Landlord affecting Landlord's Plans or the Base Building Improvements, including the cost to Landlord of Landlord's Contractor's overhead and profit equal to 10% of those costs exclusive of overhead and profit. Amounts due and payable on account of such change orders shall be paid within fifteen (15) days of billing therefor, and in all events by the Substantial Completion Date. If, however, Tenant has elected to have Landlord advance the Tenant Allowance, amounts due and payable by Tenant on account of such change orders may be applied to the extent of the unadvanced balance, if any, of the Tenant Allowance. After completion of the Base Building Improvements, Landlord shall deliver a set of as built plans for the Base Building Improvements to Tenant upon Landlord's receipt thereof.

         Except for the Base Building Improvements to be performed by Landlord in accordance with the plans and specifications described in Exhibit B hereto, all of Tenant's initial interior improvements, fixtures, finishes, furnishings, furniture, telephones, movable equipment and signs visible from the exterior of the Building (collectively, "Tenant's Work"), shall be performed at the sole cost and expense of Tenant, PROVIDED HOWEVER, that subject to Section 3.2.1 hereof Landlord shall advance up to the amount of the Tenant Allowance if Tenant elects to have Landlord advance the Tenant Allowance. Tenant's Representative shall serve as construction manager for Tenant's Work. Tenant's performance of Tenant's Work shall be coordinated with any work being performed by Landlord in such manner as to maintain harmonious labor relations during the performance of the Base Building Improvements and not to damage the Building or Lot or interfere with Building or Lot operations. All work described in Tenant's Work shall be performed by Landlord's Contractor (if Tenant enters into a contract with Landlord's Contractor for the initial Tenant's Work) or by a contractor selected by Tenant and approved by Landlord, which approval shall not be unreasonably withheld ("Tenant's Contractor"). The performance of Tenant's Work in accordance with this Lease shall not be deemed to be a violation of the Permitted Uses of the Premises. Except as set forth in Sections 3.3 and 5.1.10 hereof and Exhibit E hereto, all Tenant's Work shall become a part of the Premises and upon termination of this Lease shall be considered to be the property of the Landlord.

3.2      PREPARATION OF PREMISES FOR PERFORMANCE OF TENANT'S WORK.

Landlord agrees to use reasonable efforts to have the Premises ready for the performance of Tenant's Work on or before the Scheduled Substantial Completion Date which shall, however, be extended for a period equal to that of (a) any delays due to Acts of God, or by labor disputes, fire, unusual delays in deliveries, unavoidable casualties or other causes beyond Landlord's reasonable control (collectively, "Force Majeure Events") and (b) any delays due to (i) any changes in the Base Building Improvements requested by Tenant, (ii) any act or neglect of Tenant, or of any employee, agent, or separate contractor of Tenant or (iii) the concurrent performance of the Base Building Improvements and Tenant's Work (collectively, "Tenant Delay"). The Premises shall be deemed ready for the performance of Tenant's Work on the Substantial Completion Date (as hereinafter defined). As used herein, the term "Substantial Completion Date" shall mean and refer to the date on which: (i) the Base Building Improvements are substantially complete as certified by Landlord's Architect and verified by Tenant's Architect, with the exception of minor items which can be fully completed by Landlord within thirty (30) days without material interference with Tenant and other items which because of the season or weather or the nature of the item are not practicable to do at the time, provided that none of said items is necessary to perform Tenant's Work (collectively "Punch List Items"), (ii) if Tenant's Work has not then commenced, a Certificate of Occupancy from the City of Cambridge (or a Temporary Certificate of Occupancy with conditions which can be satisfied without material interference with the performance of Tenant's Work ) shall have been obtained, (iii) the Premises is broom clean and free of debris except to the extent, if any, resulting from Tenant's Work, and (iv) all utilities required for the use of the Premises have been brought by Landlord to the Utility Switching Points (as defined in Section 4.2.3 hereof); provided, however, that if the Substantial Completion Date does not occur on or before the Scheduled Substantial Completion Date due to any Tenant Delay then the Base Building Improvements shall be deemed to be substantially completed, and the Substantial Completion Date shall be deemed to have occurred, on the date on which the Substantial Completion Date would have occurred taking into account any Force Majeure Events but without taking into account any Tenant Delay. If Landlord's Architect has certified that the Base Building Improvements are substantially complete but Tenant's Architect does not verify the same within five (5) business days thereafter, Landlord's Architect and Tenant's Architect shall immediately select a third independent architect who shall conclusively determine whether the Base Building Improvements are substantially complete. Landlord and Tenant shall share equally the costs of such third architect. Landlord's obligations under Sections 3.1 and 3.2 shall be deemed to have been performed on the Substantial Completion Date except for Punch List Items and items which do not conform with the requirements of Sections 3.1 and 3.2 and as to which Tenant or Tenant's Architect shall have given written notice to Landlord prior to such date. If Tenant or Tenant's Architect does not provide such written notice prior to the Substantial Completion Date, a certificate of substantial completion by a licensed architect or registered engineer shall be conclusive evidence that Landlord has performed all such obligations except for Punch List Items and items stated in such certificate to be incomplete or not in conformity with such requirements.

         Notwithstanding the foregoing, Tenant shall have the right to terminate this Lease upon notice given to Landlord on or before the date which is 180 days after the Scheduled Substantial Completion Date in the event that the Substantial Completion Date, as extended due to the occurrence of any Tenant Delay, has not occurred on or before the date which is 180 days after the Scheduled Substantial Completion Date, as so extended for Tenant Delay.

         3.2.1.   PERFORMANCE OF TENANT'S WORK.

         Tenant shall not effect any Tenant's Work (or any alterations or additions to the Premises after performance of Tenant's Work) that might (i) diminish the value of the Premises for laboratory/office use, or (ii) require any unusual expense to re-adapt the Premises for any laboratory/office use.

         Tenant's Work shall be performed in accordance with complete, consistent, final construction drawings and specifications ("Construction Documents") approved in advance by Landlord in writing, which approval shall not be unreasonably withheld. The Construction Documents shall be prepared and stamped by Tenant's Architect and approved by Landlord in writing. Landlord reserves the right to reject, in whole or in part, the Construction Documents which in its reasonable opinion fail to comply with the provisions of this Lease within fifteen (15) business days of its receipt thereof (the "Review Period"). The Review Period shall not commence unless and until Tenant delivers a complete set of Construction Documents. If Landlord shall disapprove the Construction Documents, it shall state specifically the reasons therefor, and Tenant shall promptly revise and resubmit the Construction Documents. If Landlord fails to respond to Tenant's request for approval of the Construction Documents within the Review Period then the Construction Documents shall be deemed approved.

         Tenant shall be solely responsible for the liabilities of and expenses of all architectural and engineering services relating to Tenant's Work and for the adequacy, accuracy, and completeness of the Construction Documents approved by Landlord unless Tenant elects that Landlord advance the Tenant Allowance (and if so elected, then only to the extent of the Tenant Allowance). The Construction Documents (i) shall set forth in detail the requirements for construction of the Tenant's Work (including all architectural, mechanical, electrical and structural drawings and detailed specifications), (ii) shall be fully coordinated with one another and with field conditions as they exist in the Premises and elsewhere in the Building, and (iii) shall show all work necessary to complete the Tenant's Work including all cutting, fitting, and patching and all connections to the mechanical and electrical systems and components of the Building. Tenant agrees to hold Landlord harmless if any Tenant's Work described in the Construction Documents (a) fails to comply with all applicable laws, regulations, building codes, and building design standards,
(b) in any manner affects any structural component of the Building (including, without limitation, exterior walls, exterior windows, core walls, roofs or floor slabs), (c) in any respect is incompatible with the electrical and mechanical components and systems of the Building, (d) affects the exterior of the Building, (e) fails to conform to floor loading limits, and (f) with respect to all materials, equipment and special designs, processes, or products, infringes on any patent or other proprietary rights of others. Landlord's approval or deemed approval of the Construction Documents and the performance of Tenant's Work pursuant to the Construction Documents shall not result in any liability of Landlord, except to the extent that Tenant elects to have Landlord advance the Tenant Allowance, and Landlord's approval of Construction Documents shall signify only Landlord's consent to Tenant's Work shown thereon and shall not result in any responsibility of Landlord concerning compliance of Tenant's Work with laws, regulations, or codes, coordination of any aspect of Tenant's Work with any other aspect of Tenant's Work, or the feasibility of constructing Tenant's Work without material damage or harm to the Building, all of which shall be the sole responsibility of Tenant.

         After Tenant's Contractor has been approved, then the same may thereafter be used by Tenant until Landlord notifies Tenant that Tenant's Contractor is no longer approved due to Tenant's Contractor's failure to comply in any material respect with the requirements of the Construction Documents and/or this Lease. Tenant shall procure all necessary governmental permits, licenses and approvals before undertaking any Tenant's Work. Tenant shall perform all Tenant's Work at Tenant's risk in compliance with all applicable laws, codes and regulations and in a good and workmanlike manner employing new materials of good quality. When any Tenant's Work is in progress, Tenant shall cause to be maintained (i) insurance as may be required by Landlord covering any additional hazards due to such Tenant Work, and (ii) a statutory lien bond pursuant to M.G.L. c.254, ss.12 or any successor statute (or such other protection of Landlord's interest in the Building and Lot against liens as Landlord may reasonably require), in each case for the benefit of Landlord. It shall be a condition of Landlord's approval of any Tenant's Work that certificates of such insurance and a lien bond in recordable form, both issued by responsible insurance companies qualified to do business in Massachusetts and reasonably approved by Landlord, shall have been deposited with Landlord, that Tenant has provided Tenant's certification of the insurable value of the work in question for casualty insurance purposes, and that all of the other conditions of the Lease have been satisfied. Tenant shall reimburse up to $10,000.00 for Landlord's reasonable costs of reviewing proposed Tenant's Work and inspecting installation of the same PROVIDED HOWEVER, that if Tenant elects to have Landlord advance the Tenant Allowance, such costs may be paid from the Tenant Allowance. At all times while performing Tenant's Work, Tenant shall require any Tenant's Contractor to comply with all applicable laws, regulations, permits and policies relating to such work. In performing Tenant's Work, each Tenant's Contractor shall comply with Landlord's requirements set forth in Section 3.2.1, the first paragraph of Section 3.3, Section 5.1.5 and Section 5.2.3 hereof relating to the time and methods for such work, use of delivery elevators and other Building facilities and each Tenant's Contractor shall not interfere or disrupt Landlord's Contractor. Each Tenant's Contractor shall in all events work on the Premises without causing labor disharmony, coordination difficulties, or delay or impair any guaranties, warranties or obligations of any contractors of Landlord. If any Tenant's Contractor uses any Building services or facilities, such Contractor, jointly and severally with Tenant, shall agree to reimburse Landlord for the cost thereof based on Landlord's schedule of charges established from time to time (and if no such charges have been established, then based on Landlord's reasonable charge established at the time). Each Tenant's Contractor shall, by entry into the Building, be deemed to have agreed to indemnify and hold Landlord harmless from any claim, loss or expense arising in whole or in part out of any act or neglect committed by such person while in the Building, to the same extent as Tenant has so agreed in this Lease, the indemnities of Tenant and Tenant's Contractor to be joint and several.

         Tenant shall pay on or prior to date when any such payment is due, either from its own funds or from the Tenant Allowance if Tenant elects to have Landlord advance the Tenant Allowance, the entire cost of all Tenant's Work so that the Premises shall always be free of liens for labor or materials. If any mechanic's lien (which term shall include all similar liens relating to the furnishing of labor and materials) is filed against the Premises or the Building or any part thereof which is claimed to be attributable to Tenant, its agents, employees or contractors, Tenant shall promptly discharge the same by payment or filing any necessary bond within thirty (30) days after Tenant has notice (from any source) of such mechanic's lien. Landlord may, as a condition of its approval of any Tenant's Work, require Tenant to deposit with Landlord a bond, letter of credit or other similar security in the amount of Landlord's reasonable estimate of the value of such Work securing Tenant's obligations to make payments for such Work.

         Landlord shall permit Tenant and Tenant's Contractor access to the Premises prior to the Commencement Date for the performance of Tenant's Work if Tenant employs Landlord's Contractor or another contractor approved by Landlord for the performance of Tenant's Work and if the concurrent performance of the Base Building Improvements and Tenant's Work will not delay the Substantial Completion Date. Subject to the foregoing, Landlord shall cooperate with Tenant's Contractor in connection with Tenant's Work.

         If Tenant elects to have Landlord advance the Tenant Allowance, Tenant shall provide Landlord with a budget and copies of all contracts entered into with respect to Tenant's Work and such other information as Landlord reasonably may request. The Tenant Allowance shall be advanced to Tenant by Landlord no more frequently than monthly against costs then incurred but unpaid by Tenant with respect to Tenant's Work. The Tenant Allowance shall be advanced to Tenant in the proportion which the Tenant Allowance bears to Tenant's budget, as the same may be updated, for Tenant's Work. Tenant shall make application to Landlord for an advance of the Tenant Allowance at least ten (10) business days prior to the date upon which an advance is to be made. Such application shall be on such form or forms as Landlord reasonably may require, and shall be accompanied by invoices, receipts, lien waivers and such other documents as Landlord reasonably may require.

3.3      GENERAL PROVISIONS APPLICABLE TO CONSTRUCTION.

         All construction work required or permitted by this Lease, whether by Landlord or by Tenant, shall be done in a good and workmanlike manner and in compliance with all applicable laws and all lawful ordinances, regulations and orders of any governmental authority or insurer of the Building. Either party may inspect the work of the other at reasonable times and shall give notice of observed defects. Landlord shall not be responsible for any loss, damage, or injury resulting from the installation of any components, fixtures, or equipment provided they were appropriately specified and installed in accordance with the manufacturer's or supplier's instructions; provided, however, that Landlord shall assign any and all contractor's, manufacturer's and supplier's warranties with respect to all components, fixtures, or equipment, including, without limitation, Landlord's Contractor's warranty, to Tenant for the Term of this Lease, upon the expiration or sooner termination of which such warranties shall automatically revert to Landlord.

         After the performance of Tenant's Work, Tenant will not make any alterations or additions to the Premises without Landlord's approval, which approval shall not be unreasonably withheld or delayed provided that Landlord and Tenant shall agree in writing whether Tenant will be required to, permitted to or forbidden to, at Tenant's sole cost and expense, remove any such alteration or addition upon the expiration or termination of this Lease. Landlord's approval of any alteration or addition which is not a Minor Alteration (as defined below in this Section 3.3) shall be deemed to have been given if Landlord fails to notify Tenant of its objection thereto within fifteen
(15)business days after Tenant's request for such approval. In circumstances in which Tenant desires the right to remove additions or alterations at the expiration or termination of this Lease, Landlord shall reasonably agree, and such agreement shall not be unreasonably withheld or delayed (and shall be deemed to have been given if Landlord fails to notify Tenant of its objection thereto within fifteen (15) business days after Tenant's request for such agreement), to permit such removal (i) where items installed by Tenant are in the nature of equipment, but are so affixed to Building that such items may be construed as fixtures or (ii) where additions or alterations of Tenant include specific items that after removal from the Building will have in the aggregate for each such alteration or addition a fair market value of $25,000.00 or greater. Tenant's rights to remove additions or alterations hereunder shall not apply to replacement of items included in Tenant's Work that are replaced due to the fact that such items have worn out or become substantially obsolete. In the event the Tenant is required to or permitted to remove any such alteration or addition, as a condition to Landlord's approval of such alteration or addition, Tenant shall agree in writing to readapt, repair and restore the Premises to the condition the same were in prior to such alteration or addition. After the performance of Tenant's Work, all changes and additions shall be part of the Building except such items as by writing at the time of approval the parties agree either shall be removed by Tenant on termination of this Lease, or shall be removed or left at Tenant's election.

         During the Term hereof and the term of the Phase I Lease (as hereinafter defined), Tenant, as part of Tenant's Work or as an alteration or addition to the Premises after the performance of Tenant's Work, shall have the right to make interconnections between the Building and the Phase I Building, including installation of a covered walkway, electrical connections, utility connections and the like (collectively "Interconnections"). Each Interconnection proposed by Tenant shall require Landlord's prior written consent, which consent shall not be unreasonably withheld and shall otherwise be subject to the terms of this Lease, including the preceding paragraph hereof, except that the original installation of any Interconnection shall not be considered a Minor Alteration (as hereinafter defined). Landlord's consent to any Interconnection pursuant to the terms of this Lease shall also constitute Landlord's consent thereto pursuant to the Phase I Lease so long as Landlord is the landlord pursuant to the Phase I Lease. Landlord and Tenant agree that Landlord may (and prior to the Subdivision (as defined in Section 9.1.6) Landlord shall) establish an area or areas to be shown on the Plan (as defined in Section 9.1.6 hereof) within which Interconnections may be made, and that except for the covered walkway and Interconnections therein, Landlord may require subsurface installation of Interconnections.

         Notwithstanding the foregoing, the parties hereby agree that for any non-structural alterations or additions to the Premises which do not involve modifications to the Building operating systems and for which the cost may be reasonably estimated to be less than $50,000 and which is not the original installation of an Interconnection (each a "Minor Alteration"): (i) Landlord's prior written consent shall not be required unless such Minor Alteration requires a building permit from the City of Cambridge, in which case Landlord's reasonable consent shall be required, provided that such consent shall be deemed to have been given if Landlord fails to notify Tenant of its objection to such Minor Alteration within 2 days after Tenant's request for Landlord's consent with respect thereto, and (ii) upon the expiration or termination of this Lease, Tenant shall readapt, repair and restore the Premises to the condition the same were in prior to such Minor Alteration, regardless of whether Landlord's consent was required or obtained with respect thereto. Additionally, Tenant shall give prior written notice to Landlord of any Minor Alteration for which the cost may be reasonably estimated to be less than $50,000 but greater than $25,000 and regardless of whether Landlord's consent is required.

         The parties further agree that after the performance of Tenant's Work
(a) any request for consent to any alteration or addition (including, without limitation, any Minor Alteration and any Interconnection) shall be accompanied by drawings and specifications in reasonable detail given the size and scope of the proposed alteration or addition, and (b) Tenant shall furnish Landlord as-built drawings showing any and all alterations or additions (including, without limitation, any and all Minor Alterations and Interconnections) made by Tenant or any assignee, sublessee or licensee of Tenant within 30 days after completion of the same.

3.4      REPRESENTATIVES.

         Each party authorizes the other to rely in connection with their respective rights and obligations under this Article III upon approval and other actions on the party's behalf by Landlord's Representative in the case of Landlord and Tenant's Representative in the case of Tenant or by any person hereafter designated in substitution or addition by notice to the party relying.

3.5      CORRECTION OF LANDLORD'S WORK.

         If within one year after the Substantial Completion Date (i) any item of Base Building Improvements does not conform with the plans and specifications described in Exhibit B or (ii) there is any defect in the Base Building Improvements caused by faulty workmanship performed on behalf of Landlord or materials installed on behalf of Landlord, Landlord, upon written notice thereof from Tenant prior to the expiration of such one-year period, shall forthwith cause the contractor(s) who or which performed such work to correct such nonconformity or defect without cost or expense to Tenant. Nothing set forth in this Section shall affect or impair any warranties specified in Section
3.3 hereof or any right of Tenant to pursue any action, right or remedy otherwise available to Tenant due to a breach by Landlord of its obligations pursuant to this Lease.

                                   ARTICLE IV

                                      RENT

4.1      FIXED RENT.

          (a) MONTHLY INSTALLMENTS; DEFINITIONS. COMMENCING ON THE RENT COMMENCEMENT DATE, Tenant covenants and agrees to pay rent to Landlord, without any offset or reduction whatsoever (except as may be made in accordance with the express provisions of this Lease), at the Original Address of Landlord or at such other place or to such other person or entity as Landlord may by notice to Tenant from time to time direct, at the Annual Fixed Rent Rate set forth in
Article I, in equal installments equal to 1/12th of the Annual Fixed Rent Rate in advance on the first day of each calendar month included in the Term; and for any portion of a calendar month at the beginning or end of the Term, at that rate payable in advance for such portion.

         (b) ADJUSTMENT FOR CPI. On the fifth anniversary of the Rent Commencement Date , on the tenth anniversary of the Rent Commencement Date (if Tenant elects to have Landlord advance the Tenant Allowance), and on the fifth anniversary of the commencement of each Extension Period (as such term is defined in Section 10.12 hereof) (each an "Adjustment Date") the Annual Fixed Rent Rate shall be increased by multiplying said rate by the lesser of (i) a fraction, the numerator of which shall be the Price Index (as hereinafter defined) most recently established prior to the Adjustment Date, and the denominator of which shall be the Base Price Index (as hereinafter defined), or
(ii) one hundred four percent (104%) per year, compounded annually over the then prior five (5) years of the Term of this Lease. As used herein, the term "Price Index" shall mean and refer to the "Consumer Price Index for Urban Wage Earners and Clerical Workers, for the Boston, Massachusetts area, All Items (1982-84=100)" published by the Bureau of Labor Statistics of the United States Department of Labor or successor or substitute index appropriately adjusted, and the term "Base Price Index" shall mean and refer to the Price Index most recently established prior to (a) the Commencement Date or (b) with respect to any Extension Period, the commencement date of such Extension Period, as applicable. In the event the Price Index (or a successor or substitute index) shall not be published for the City of Boston, or for the months indicated above, the corresponding index for the United States City Average (and if this is not available, a reliable governmental or other nonpartisan publication evaluating similar or equivalent information as used in the Price Index) shall be used. In the event the Price Index ceases to use the 1982-84 average of 100 as the basis of calculation, or if a substantial change is made in the terms or numbers of items contained in the Price Index, then the

Price Index shall be adjusted to the figure that would have been arrived at had the manner of computing the Price Index in effect at the date of this Lease not been changed.

4.2      ADDITIONAL RENT.

         In order that the Fixed Rent shall be absolutely net to Landlord, commencing on the Commencement Date, Tenant covenants and agrees to pay, as Additional Rent, without any offset or reduction whatsoever, taxes, municipal or state betterment assessments, insurance costs, utility charges and Annual Maintenance Charges with respect to the Premises as provided in this Section 4.2 as follows:

         As used herein, the term "Estimated Annual Additional Rent" shall mean and refer to Landlord's estimate of the total amount of Additional Rent which may be due from Tenant for any particular Lease Year. Landlord shall furnish Tenant with a statement within sixty (60) days after the commencement of each Lease Year setting forth the amount of Landlord's Estimated Annual Additional Rent for such Lease Year. Landlord's good faith estimate of the Estimated Annual Additional Rent for the first fiscal year of the Term is set forth in Section
1.1 as the "Initial Estimated Annual Additional Rent".

         4.2.1 REAL ESTATE TAXES. Tenant shall pay directly to the Landlord: (i) all taxes, assessments (special or otherwise), levies, fees, water and sewer rents and charges, and all other government levies and charges, general and special, ordinary and extraordinary, foreseen and unforeseen (and Tenant's Proportionate Fraction of any such taxes, assessments, levies, fees and charges if they are assessed against the entire Building or Lot), which are, at any time prior to or during the Term hereof, imposed or levied upon or assessed against
(A) the Premises or the Building or the Lot, (B) any Fixed Rent, Additional Rent or other sum payable hereunder or (C) this Lease, or the leasehold estate hereby created, or which arise in respect of the operation, possession or use of the Premises or the Building or the Lot; (ii) all gross receipts or similar taxes imposed or levied upon, assessed against or measured by any Fixed Rent, Additional Rent or other sum payable hereunder; (iii) all sales, value added, use and similar taxes at any time levied, assessed or payable on account of the acquisition, leasing or use of the Premises (and Tenant's Proportionate Fraction of any such taxes if they are levied, assessed or payable on account of the acquisition, leasing or use of the entire Building or Lot); and (iv) all charges for utilities furnished to the Premises (and Tenant's Proportionate Fraction of all charges for utilities furnished to the entire Building or Lot) which may become a lien on the Building or the Lot or the Premises (collectively "taxes and assessments" or if singular "tax or assessment"). For each tax or assessment period, or installment period thereof, wholly included in the Term, all such payments shall be made by Tenant not less than five (5) days prior to the last date on which the same may be paid without interest or penalty. For any fraction of a tax or assessment period, or installment period thereof, included in the Term at the beginning or end thereof, Tenant shall pay to Landlord, within 20 days after receipt of invoice therefor, the fraction of taxes and assessments so levied or assessed or becoming payable which is allocable to such included period. At Landlord's option, Tenant shall pay taxes and assessments in accordance with Section 4.2.5 hereof. Anything herein to the contrary notwithstanding, if and to the extent that the Lot is not a separately assessed parcel, Landlord shall make a fair and reasonable allocation of any taxes and assessments between the Lot and the remaining parcel of land of which the Lot is a part.

         In the event that Tenant requests that Landlord apply for any abatement of, or otherwise contest, any tax or assessment, Landlord shall file such abatement or otherwise contest such tax or assessment and shall diligently pursue the same to completion, provided that (i) Landlord receives notice of such request from Tenant be made under applicable law, and (ii) the expenses of such proceedings, including, without limitation, any penalties, interest, late fees or charges, and attorneys' fees incurred as a result thereof, shall be included in the Annual Maintenance Charge of the then current fiscal year.

         Nothing contained in this Lease shall, however, require Tenant to pay any income taxes, excess profits taxes, excise taxes, franchise taxes ("Excluded Taxes"), estate, succession, inheritance or transfer taxes, provided, however, that if at any time during the Term the present system of ad valorem taxation of real property shall be changed so that in lieu of the whole or any part of the ad valorem tax on real property, there shall be assessed on Landlord a capital levy or other tax on the gross rents received with respect to the Building or the Lot, or all of them, or a federal, state, county, municipal, or other local income, franchise, excise or similar tax, assessment, levy or charge (distinct from any now in effect) measured by or based, whole or in part, upon gross rents, then any and all of such taxes, assessments, levies or charges, to the extent so measured or based ("Substitute Taxes"), shall be payable by Tenant; provided, however, that (i) Tenant's obligation with respect to the aforesaid Substitute Taxes shall be limited to the amount thereof as computed at the rates that would be payable if the Premises were the only property of Landlord, and
(ii) only that portion of the Substitute Taxes in excess of the Excluded Taxes shall be payable by Tenant. Landlord shall furnish to Tenant a copy of any notice of any public, special or betterment assessment received by Landlord concerning the Premises.

         4.2.2    INSURANCE.

                  4.2.2.1.        INSURANCE TAKEN OUT BY TENANT.

                                   Tenant shall take out and maintain throughout
the Term the following insurance:

                                   (a) Comprehensive liability insurance
indemnifying Landlord and Tenant against all claims and demands for (i) injury to or death of any person or damage to or loss of property, on the Premises or adjoining walks, streets or ways, or connected with the use, condition or occupancy of any thereof unless caused by the negligence of Landlord or its servants or agents, (ii) violation of this Lease, or (iii) any act, fault or omission, or other misconduct of Tenant or its agents, contractors, licensees, sublessees or invitees, in amounts which shall, at the beginning of the Term, be at least equal to the limits set forth in Section 1.1, and, from time to time during the Term, shall be for such higher limits, if any, as are customarily carried in the area in which the Premises are located on property similar to the Premises and used for similar purposes; and shall be written on the "Occurrence Basis" and include Host Liquor liability insurance; and

                                   (b) Worker's compensation insurance with
statutory limits covering all of the Tenant's employees working on the Premises.

                  4.2.2.2          INSURANCE TAKEN OUT BY LANDLORD.

                                   Landlord shall take out and maintain
throughout the Term the following insurance:

                                   (a) Comprehensive liability insurance for the
Building and Lot of the same nature and type as described in Section 4.2.2.1(a) of this Lease, and with the same policy limits; and

                                   (b) All risk, fire and casualty insurance on
a 100% replacement cost basis, together with rental loss coverage and, if the Building is located in a flood zone, flood coverage to the extent the same is available, insuring the Building and its rental value; and

                                   (c) Insurance against loss or damage from
sprinklers and from leakage or explosions or cracking of boilers, pipes carrying steam or water, or both, pressure vessels or similar apparatus, in the so-called "broad form", in such amounts as are customary and commercially reasonable for buildings in the Cambridge, Massachusetts area which are of like kind and quality to the Building and have laboratory uses, and insurance against such other hazards and in such amounts as may from time to time be required by any bank, insurance company or other lending institution holding a first mortgage on the Building and Lot.

                           Landlord shall have no obligation to insure Tenant's
personal property or chattels, including without limitation, Tenant's trade fixtures.

                  4.2.2.3          TENANT REIMBURSEMENT OF INSURANCE TAKEN OUT
                                   BY LANDLORD.

                                   Tenant shall from time to time reimburse
Landlord within thirty days of Landlord's invoice for Tenant's Proportionate Fraction of Landlord's costs incurred in providing the insurance provided pursuant to Section 4.2.2.2 of this Lease, equitably prorated in the case of blanket policies to reflect the insurance coverage reasonably attributable to the Premises, and provided further that Tenant shall reimburse Landlord for all of Landlord's costs incurred in providing such insurance which is attributable to any special endorsement or increase in premium resulting from the business or operations of Tenant, and any special or extraordinary risks or hazards resulting therefrom, including without limitation, any risks or hazards associated with the generation, storage and disposal of medical waste. At Landlord's option, Tenant shall reimburse Landlord for insurance costs in accordance with Section 4.2.5 hereof.

                  4.2.2.4          CERTAIN REQUIREMENTS APPLICABLE TO INSURANCE
                                   POLICIES.

                                   Policies for insurance provided for under the
provisions of Sections 4.2.2.2(b) and 4.2.2.2(c) shall, in case of loss, be first payable to the holders of any mortgages on the Building and Lot under a standard mortgagee's clause, and shall be deposited with the holder of any mortgage or with Landlord, as Landlord may elect. All policies for insurance required to be obtained by either party under the provisions of Section 4.2.2 shall be obtained from responsible companies qualified to do business in the state in which the Premises are located and in good standing therein, which companies and the amount of insurance allocated thereto shall be subject to Landlord's approval. Each party agrees to furnish the other with certificates of all such insurance which such party is obligated to obtain pursuant to Section
4.2.2 prior to the beginning of the Term hereof and with renewal certificates at least 30 days prior to the expiration of the policy they renew. In addition, Tenant agrees to furnish Landlord with any policies of insurance which Tenant is obligated to obtain hereunder, including any renewal policies, upon request of any of Landlord's mortgagees (provided that Tenant may redact from such policies any Confidential Information, as defined in Section 10.15 hereof). Each such policy required to be maintained by Tenant shall name Landlord and Landlord's Managing Agent as additional insureds and shall be noncancellable with respect to the interest of Landlord, Landlord's Managing Agent and such mortgagees without at least 30 days' prior written notice thereto.

                  4.2.2.5          WAIVER OF SUBROGATION.

                                   All insurance which is carried by either
party with respect to the Premises or to furniture, furnishings, fixtures or equipment therein or alterations or improvements thereto, whether or not required, shall include provisions which either designate the other party as one of the insured or deny to the insurer acquisition by subrogation of rights of recovery against the other party to the extent such rights have been waived by the insured party prior to occurrence of loss or injury, insofar as, and to the extent that such provisions may be effective without making it impossible to obtain insurance coverage from responsible companies qualified to do business in the state in which the Premises are located (even though extra premium may result therefrom) and without voiding the insurance coverage in force between the insurer and the insured party. In the event that extra premium is payable by either party as a result of this provision, the other party shall reimburse the party paying such premium the amount of such extra premium. If at the request of one party, this non-subrogation provision is waived, then the obligation of reimbursement shall cease for such period of time as such waiver shall be effective, but nothing contained in this Section 4.2.2.5 shall derogate from or otherwise affect releases elsewhere herein contained of either party for claims. Each party hereby waives all rights of recovery against the other for loss or injury against which the waiving party is protected by insurance containing said provisions, reserving, however, any rights with respect to any excess of loss or injury over the amount recovered by such insurance. Tenant shall not acquire as insured under any insurance carried on the Premises under the provisions of this
Section 4.2.2 any right to participate in the adjustment of loss or to receive insurance proceeds and agrees upon request promptly to endorse and deliver to Landlord any checks or other instruments in payment of loss in which Tenant is named as payee.

         4.2.3    UTILITIES.

                 Tenant shall pay directly to the proper authorities charged with the collection thereof all charges for water, sewer, gas, electricity, telephone and other utilities or services used or consumed on the Premises, whether called charge, tax, assessment, fee or otherwise, including, without limitation, water and sewer use charges and taxes, if any, all such charges to be paid as the same from time to time become due. If Tenant is not charged directly by the respective utility for any of such utilities or services, Tenant shall from time to time, within 20 days of receipt of Landlord's invoice therefor, pay to Landlord Tenant's Proportionate Fraction of the total of such charges for the Building and Lot provided that, at Landlord's option, all such charges shall be payable by Tenant in accordance with Section 4.2.5. It is understood and agreed that (i) Landlord shall be responsible for bringing such utilities to a common switching point(s) at the Building, which, in the case of electricity shall mean the switch gear and not the transformer (collectively, the "Utility Switching Points") as shown on plans described in Exhibit B at Landlord's cost and expense; (ii) Tenant shall pay for any and all costs to connect such utilities from such Utility Switching Points to the Building; (iii) Landlord shall be under no obligation to furnish any utilities to the Premises (beyond the foregoing responsibility to bring such utilities to the Utility Switching Points and as may be shown on the plans described in Exhibit B); and
(iv) subject to Section 3.2 hereof, Landlord shall not be liable for any interruption or failure in the supply of any such utilities to the Premises; provided, however, that in the event such loss or failure is due to Landlord's negligence or willful misconduct, Landlord shall be responsible for restoring the supply of such utilities to the Premises but otherwise shall have no liability to Tenant. Without limitation of the foregoing, in the event of a Casualty or Taking, if Landlord and Tenant reasonably determine and agree that utilities will not be repaired or restored so as to be available at the Utility Switching Points within one year after the occurrence of such Casualty or Taking, then Tenant shall have the right to terminate this Lease by notice given within 30 days after the date of such determination.

         4.2.4    COMMON AREA MAINTENANCE AND EXPENSES.

                 Landlord shall maintain the Lot and the exterior of the Building in a clean and orderly condition including without limitation, keeping the Lot and exterior of the Building clean and free of debris, keeping the sidewalks, driveways and parking areas reasonably clear of snow and ice, and maintaining the exterior landscaping, lighting, parking areas and sidewalks of the Lot. Tenant shall maintain the interior of the Building, including the mechanical, electrical and plumbing systems of the Building in good order, repair and condition (provided that if Tenant shall fail to effect such repairs or maintenance, at Landlord's option, Landlord may effect such repairs or maintenance and charge the entire cost thereof to Tenant as Additional Rent). Notwithstanding the foregoing, it is expressly understood and agreed that Landlord shall have no liability or responsibility for the storage, containment or disposal of any hazardous or medical waste generated, stored or contained by Tenant, Tenant hereby agreeing to store, contain and dispose of any and all such hazardous or medical waste at Tenant's sole cost and expense in accordance with the provisions of Article V hereof. Tenant shall pay to Landlord as Additional Rent the Annual Maintenance Charge computed and payable as follows:

         (1) The Annual Maintenance Charge shall be equal to the sum of the Annual Lot Maintenance Charge and the Annual Building Maintenance and Operation Charge as hereinafter defined.

                           (a) The Annual Lot Maintenance Charge shall be equal
                  to the costs incurred by Landlord during the fiscal year (as hereinafter defined) for which the Annual Maintenance Charge is being computed (the "Current Fiscal Year") in providing Lot maintenance, including without limitation landscaping, street lighting, security (if required, in Landlord's judgment), maintenance and snow plowing, maintenance of Lot signage, maintenance of utilities, management fees and amortization of equipment to the extent used for Lot maintenance.

                           (b) The Annual Building Maintenance and Operation
                  Charge shall be equal to Tenant's Proportionate Fraction of the reasonable costs incurred by Landlord during the Current Fiscal Year in providing Building maintenance, including without limitation maintenance and repair of all heating, plumbing, electrical, air conditioning and mechanical fixtures and equipment serving the Building or the Premises), elevators, trash dumpster rental, trash removal, remediation, performance of such other tasks as Tenant shall request and Landlord shall agree to perform, management fees (exclusive of leasing and sale commissions, fees paid in connection with tenant improvement costs, and such other fees or commissions paid in connection with the leasing, re-leasing, extension or renewal of leases for the Building or the Lot) and amortization of equipment to the extent used for Building maintenance.

         Notwithstanding the foregoing, management fees included in the Annual Maintenance Charge shall not exceed those customarily charged for single tenant buildings within a three-mile radius of the Lot which are used for purposes similar to the use of the Building by Tenant and in the event that any capital repair, improvement or replacement to the common areas and facilities of the Building and the Lot made by Landlord has a useful life of over one year (as determined in accordance with generally accepted accounting practices consistently applied), then only the amortized cost of such repair, improvement or replacement over said useful life shall be included in the Annual Lot Maintenance Charge or the Annual Building Maintenance Charge, as applicable.

         Tenant shall make payments on account of the Annual Maintenance Charge monthly in advance on the first day of each calendar month during the Term. At the beginning of every fiscal year, Landlord shall deliver to Tenant its reasonable estimate of the Annual Maintenance Charge

(the "Estimated Annual Maintenance Charge") for the said fiscal year which estimate may include a reasonable contingency of up to 5%, and Tenant shall make payments on account of the Annual Maintenance Charge monthly in advance on the first day of each calendar month during the Term in the amount of one-twelfth of the Estimated Annual Maintenance Charge. Landlord reserves the right to reasonably re-estimate and modify the Estimated Annual Maintenance Charge by notice to Tenant once annually on or about July 1 of each Lease Year (the "Additional Rent Adjustment Date"), and Tenant's payments shall thereupon be adjusted accordingly. Not later than sixty (60) days after the end of each fiscal year during the Term and after Lease termination, Landlord shall render a statement ("Landlord's Statement") in reasonable detail and according to usual accounting practices certified by Landlord and showing for the preceding fiscal year or fraction thereof, as the case may be, the actual Annual Maintenance Charges for the said fiscal year or fraction thereof, and thereupon any balance owed by Tenant or excess paid by Tenant under this Section shall be paid to Landlord, or credited to Tenant, as the case may be, on the next rent payment date. Landlord shall furnish Tenant with copies of all reasonable documentation and records for the Annual Maintenance Charges for any fiscal year upon Tenant's request for the same; provided, however, that Landlord shall not be required to furnish such copies for any fiscal year if Tenant has not requested such copies within two (2) years after the expiration of such fiscal year.

         For purposes of this Lease, the first "fiscal year" shall be the annual period commencing on the Commencement Date and ending on December 31 of the year in which the Commencement Date occurs; subsequently, the term "fiscal year,, shall mean each consecutive annual period thereafter, commencing on the day following the end of the preceding fiscal year. Landlord shall have the right from time to time to change the periods of accounting under this Section 4.2.4 to any annual period other than a fiscal year, and upon any such change all items referred to in this Section shall be appropriately apportioned. In all Landlord's Statements rendered under this Section, amounts for periods partially within and partially without the accounting periods shall be appropriately apportioned, and any items which are not determinable at the time of a Landlord's Statement shall be included therein on the basis of Landlord's estimate, and with respect thereto Landlord shall render promptly after determination a supplemental Landlord's Statement, and appropriate adjustment shall be made according thereto. All of Landlord's Statements shall be prepared on an accrual basis of accounting.

         Notwithstanding any other provision of this Section 4.2.4, if the Term expires or is terminated as of a date other than the last day of a fiscal year, then for such fraction of a fiscal year at the end of the Term, Tenant's last payment to Landlord under this Section 4.2.4 shall be made on the basis of Landlord's best estimate of the items otherwise includable in Landlord's Statement and shall be made on or before the later of (a) 10 days after Landlord delivers such estimate to Tenant or (b) the last day of the Term. Landlord shall thereafter prepare a Landlord's Statement showing the actual Annual Maintenance Charge for such fiscal year, as hereinabove provided, and an appropriate payment or refund shall thereafter promptly be made upon submission of such Landlord's Statement to Tenant.

         Notwithstanding the foregoing, Landlord hereby agrees that HVAC service and all other utilities shall be available to Tenant 24 hours per day, seven (7) days per week, subject to the provisions hereof with respect to loss or interruption of utilities and other services.

         4.2.5    PAYMENTS ON ACCOUNT OF TAXES, INSURANCE AND UTILITIES.

         Tenant shall make payments on account of the Annual Tax, Insurance and Utility Charge (as hereinafter defined) monthly in advance on the first day of each calendar month during the Term, which payments shall initially be in the amount of the sum of the Initial Tax Charge, the Initial Insurance Charge and the Initial Utility Charge (the "Estimated Initial Tax, Insurance and Utility Charges"). At the beginning of every fiscal year, Landlord shall deliver to Tenant its reasonable estimate of the Annual Tax, Insurance and Utility Charge ("the Estimated Annual Tax, Insurance and Utility Charge") for said fiscal year, and, in lieu of payments of one twelfth of the Estimated Initial Tax, Insurance and Utility Charge, Tenant shall make payments on account of the Annual Tax, Insurance and Utility Charge monthly in advance on the first day of each calendar month during the Term in the amount of one-twelfth of the Estimated Annual Tax, Insurance and Utility Charge. Landlord reserves the right to reasonably re-estimate and modify the Estimated Annual Tax, Insurance and Utility Charge by notice to Tenant once annually on the Additional Rent Adjustment Date (as defined in Section 4.2.4 hereof), and Tenant's payments shall thereupon be adjusted accordingly.

         Not later than sixty (60) days after the end of each fiscal year during the Term and after Lease termination, Landlord shall render a statement in reasonable detail and according to usual accounting practices certified by Landlord and showing for the preceding fiscal year or fraction thereof, as the case may be, the actual Annual Tax, Insurance and Utility Charge for the said fiscal year or fraction thereof, and thereupon any balance owed by Tenant or excess paid by Tenant under this Section shall be paid to Landlord, or credited to Tenant, as the case may be, on the next rent payment date. As used herein, the term "Annual Tax, Insurance and Utility Charge" shall mean and refer to the amount of funds paid by Tenant pursuant to Section 4.2.1, 4.2.2 and 4.2.3 for the fiscal year in question for costs actually incurred by Landlord (without any mark-up for Landlord's overhead or profit). All payments under this Section shall to the extent thereof relieve Tenant of its obligations under said Sections 4.2.1, 4.2.2 and 4.2.3 hereof. Notwithstanding any other provision hereof to the contrary, the Annual Tax, Insurance and Utility Charge and the Annual Maintenance Charge payable by Tenant pursuant to this Lease shall not include any amount payable by Tenant pursuant to a lease, as amended, by and between David M. Roby and David E. Clem, Trustees of Fort Washington Realty Trust, as landlord, and Tenant, as tenant, for premises known as and numbered 130 Waverly Street and/or 40 Erie Street, Cambridge, Massachusetts (the "Phase I Lease"), PROVIDED HOWEVER, that Landlord may equitably allocate real estate taxes until the Lot is separately assessed.

         Landlord shall have the right from time to time to change the periods of accounting under this Section 4.2.5 to any annual period other than a fiscal year, and upon any such change all items referred to in this Section shall be appropriately apportioned. In all Landlord's annual statements rendered under this Section, amounts for periods partially within and partially without the accounting periods shall be appropriately apportioned, and any items which are not determinable at the time of such a statement shall be included therein on the basis of Landlord's estimate, and with respect thereto Landlord shall render promptly after determination a supplemental statement, and an appropriate adjustment shall be made according thereto. All of landlord's statements under this Section shall be prepared on an accrual basis of accounting.

         Notwithstanding any other provision of this Section 4.2.5, if the Term expires or is terminated as of a date other than the last day of a fiscal year, then for such fraction of a fiscal year at the end of the Term, Tenant's last payment to Landlord under this Section 4.2.5 shall be made on the basis of Landlord's best estimate of the items otherwise includable in the annual statement rendered by Landlord under this Section and shall be made on or before the later of (a) 10 days after Landlord delivers such estimate to Tenant or (b) the last day of the Term, with an appropriate payment or refund to be made upon submission of Landlord's statement.

4.3      LATE PAYMENT OF RENT.

         If any installment of rent is paid after the date the same was due, it shall bear interest from the due date at the prime commercial rate of BankBoston, N.A. or its successor(s), as it may be adjusted from time to time, plus 4% per annum, but in no event more than the highest rate of interest allowed by applicable law. Any amounts due under this Section 4.3 shall be Additional Rent. The foregoing provisions of this Section 4.3 shall not apply to the first two installments of rent paid after the date the same were due during each twelve consecutive month period during the Term.

                                    ARTICLE V

                          TENANT'S ADDITIONAL COVENANTS

5.1      AFFIRMATIVE COVENANTS.

         Tenant covenants at its expense at all times during the Term and for such further time as Tenant occupies the Premises or any part thereof:

         5.1.1    PERFORM OBLIGATIONS.

                 To perform promptly all of the obligations of Tenant set forth in this Lease; and to pay when due the Fixed Rent and Additional Rent and all charges, rates and other sums which by the terms of this Lease are to be paid by Tenant.

         5.1.2    OCCUPANCY AND USE.

                  Continuously from the Commencement Date, to use and occupy the Premises only for the Permitted Uses, and from time to time to procure all licenses and permits necessary therefor at Tenant's sole expense.

                  Without limitation, Tenant shall strictly comply with all federal, state, and municipal laws, ordinances, and regulations governing the use of Tenant's laboratory, scientific experimentation and the generation, storage, containment and disposal of medical waste. Tenant shall be solely responsible for procuring and complying at all times with any and all necessary permits directly relating or incident to: the conduct of its office and research activities on the Premises; its scientific experimentation, transportation, storage, handling, use and disposal of any chemical or radioactive or bacteriological or pathological substances or organisms or other hazardous wastes or environmentally dangerous substances or materials or medical waste. Within ten (10) days of a request by Landlord, which request shall be made not more than once during each period of twelve (12) consecutive months during the Term hereof, unless otherwise requested by any mortgagee of Landlord, Tenant shall furnish Landlord with copies of all such permits which Tenant possesses or has obtained together with a certificate certifying that such permits are all of the permits which Tenant possesses or has obtained with respect to the Premises. Tenant shall be entitled to redact any Confidential Information from the copies of such permits and accompanying certificates of Tenant. Tenant shall promptly give notice to Landlord of any warnings or violations relative to the above received from any federal, state, or municipal agency or by any court of law and shall promptly cure the conditions causing any such violations. Tenant shall not be deemed to be in default of its obligations under the preceding sentence to promptly cure any condition causing any such violation in the event that, in lieu of such cure, Tenant shall contest the validity of such violation by appellate or other proceedings permitted under applicable law, provided that:
(i) any such contest is made reasonably and in good faith, (ii) Tenant makes provisions, including, without limitation, posting bond(s) or giving other security, acceptable to Landlord to protect Landlord, the Building and the Lot from any liability, costs, damages or expenses arising in connection with such violation and failure to cure, (iii) Tenant shall agree to indemnify, defend (with counsel reasonably acceptable to Landlord) and hold Landlord harmless from and against any and all liability, costs, damages, or expenses arising in connection with such condition and/or violation, (iv) Tenant shall promptly cure any violation in the event that its appeal of such violation is overruled or rejected, and (v) Tenant shall certify to Landlord's satisfaction that Tenant's decision to delay such cure shall not result in any actual or threatened bodily injury or property damage to Landlord, any tenant or occupant of the Building or the Lot, or any other person or entity. Landlord agrees that any Confidential Information gained or obtained by Landlord pursuant to this Section 5.1.2 shall be kept confidential in accordance with Section 10.15 hereof.

         5.1.3    REPAIR AND MAINTENANCE.

                  Except as otherwise provided in Article VI, to keep the Premises including, without limitation, all fixtures and equipment now or hereafter on the Premises, or exclusively serving the Premises, but excluding the exterior (exclusive of glass and doors) and structural elements of the Building and the grounds and parking lot, which Landlord shall maintain and repair unless such repairs are required because of Tenant's willful misconduct or negligence, in good order, condition and repair and at least as good order, condition and repair as they are in on the Commencement Date or may be put in during the Term, reasonable use and wear only excepted; to keep in a safe, secure and sanitary condition all trash and rubbish temporarily stored at the Premises; and to make all repairs and replacements and to do all other work necessary for the foregoing purposes whether the same may be ordinary or extraordinary, foreseen or unforeseen. Tenant shall be responsible for heating and air-conditioning systems serving the Premises to the extent that such systems are not a part of Base Building Improvements, and Tenant shall secure, pay for and keep in force contracts with appropriate and reputable service companies providing for the regular maintenance of the heating and air-conditioning systems serving the Premises to the extent that such systems are not a part of Base Building Improvements, and copies of such contracts shall be furnished to Landlord. It is further agreed that the exception of reasonable use and wear shall not apply so as to permit Tenant to keep the Premises in anything less than suitable, tenantlike, and efficient and usable condition considering the nature of the Premises and the use reasonably made thereof, or in less than good and tenantlike repair.

         5.1.4    COMPLIANCE WITH LAW.

                  To make all repairs, alterations, additions or replacements to the Premises required by any law or ordinance or any order or regulation of any public authority other than major capital repairs, alterations, additions or replacements to the foundations and structural elements of the Building which are not required because of Tenant's failure to comply with the provisions of
Section 5.1.3 hereof; to keep the Premises equipped with all safety appliances so required; to pay all municipal, county, or state taxes assessed against the leasehold interest hereunder, or against personal property of any kind on or about the Premises; and to comply with the orders and regulations of all governmental authorities with respect to zoning, building, fire, health and other codes, regulations, ordinances or laws applicable to the Premises.

                 Tenant shall not use, generate, manufacture, produce, handle, store, release, discharge or dispose of in, on, under or about the Premises or transport to or from the Premises, or allow its employees, agents, contractors, invitees or any other person or entity to do so, any oil, hazardous or toxic materials or hazardous or toxic wastes or medical waste (collectively, "hazardous materials") except to the extent that the following conditions regarding the use, generation, manufacture, production, handling, storing, releasing, discharging, disposal or transport (individually or collectively, the "Use") of hazardous materials shall be satisfied: (i) the Use shall be directly related to the operation of Tenant's business as permitted herein, (ii) Tenant shall first provide Landlord with the list of the types and quantities of such proposed hazardous materials which Tenant is required to furnish to the applicable governmental authorities for purposes of compliance with the Resource Conservation and Recovery Act, as amended (42 U.S.C. ss. 9601, ET Seq.) (the "RCRA List") (or, in the event that the RCRA List ceases to be required to be filed under such law, a list containing the same information required to be listed on the RCRA List as of the date hereof), and shall update such list as necessary for continuing accuracy, and such other information reasonably satisfactory to Landlord as Landlord may reasonably require concerning such Use, and (iii) such Use shall be in strict compliance (at Tenant's expense) with all applicable laws, regulations, licenses and permits. Landlord hereby covenants and agrees that the information contained in any list, or update thereof, referred to in the foregoing clause (ii) shall be kept confidential in accordance with Section 10.15 hereof. Notwithstanding the foregoing, Tenant hereby agrees to consult and coordinate with Landlord prior to transporting any hazardous materials to or from the Premises whenever (i) such transportation is not of the kind regularly made during the ordinary course of business by a person or entity operating a laboratory facility for the Permitted Uses or (ii) Tenant has reason to believe that such transportation may result in a public demonstration, protest or other similar disturbance at the Building or the Lot. If the transportation, generation, manufacture, production, handling, release, storage, use or disposal of any hazardous materials anywhere on the Premises in connection with the Tenant's use of the Premises results in (1) contamination of the soil, surface or ground water or (2) loss or damage to person(s) or property, then Tenant agrees to respond in accordance with the following paragraph:

                  Tenant agrees (i) to notify Landlord immediately of any contamination, claim of contamination, loss or damage, (ii) after consultation and approval by Landlord, to clean up the contamination in full compliance with all applicable statutes, regulations and standards, and (iii) to indemnify, defend (with counsel acceptable to Landlord) and hold Landlord harmless from and against any claims, suits, causes of action, costs and fees, including attorneys' fees, arising from or connected with any such contamination, claim of contamination, loss or damage. No consent or approval of Landlord shall in any way be construed as imposing upon Landlord any liability for the means, methods, or manner of removal, containment or other compliance with applicable law for and with respect to the foregoing.

                  Tenant shall promptly notify Landlord upon Tenant's receipt of any inquiry, notice, or threat to give notice by any government authority or any other third party with respect to any hazardous materials. Notwithstanding the foregoing, Tenant shall not be liable to Landlord hereunder for any contamination, claim of contamination, loss or damage arising in connection with hazardous materials to the extent the same is the result of (A) hazardous materials existing in the Building and the Lot prior to Tenant's use or occupancy of the Premises, (B) migration of hazardous materials from any site onto the Lot not caused by Tenant, (C) the generation, manufacture, production, handling, release, storage, use or disposal of any hazardous materials at the Building or the Lot by Landlord, any other tenant or occupant, or any so-called "mid-night dumpers" or (D) the Use (as defined above in this Section) by any party other than Tenant of hazardous materials at the Building or the Lot after the date upon which Tenant has completely vacated the same, including removal of all of its property (to the extent permitted herein) and hazardous materials. Tenant's indemnification obligations under this Section shall survive the expiration or earlier termination of this Lease.

                  Prior to vacating the Premises at the expiration of the Term hereof, Tenant at its sole cost and expense shall provide Landlord with an environmental audit by a qualified environmental engineering firm satisfactory to Landlord, which audit shall include reasonable subsurface testing if requested by Landlord. The aforesaid environmental audit shall affirmatively certify that the Premises are free from any and all contaminants, pollutants, radioactive materials, hazardous wastes or materials, medical waste, bacteriological agents or organisms which would render the Premises in violation of M.G.L. c. 21E, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Section 9602 ET SEQ., or any other applicable laws, rules, regulations or orders, as they may be amended or supplemented by administrative regulations, from time to time.

                  Nothing herein contained shall be construed to limit or impair Tenant's obligation to comply with any law, code, rule or regulation which requires Tenant to notify any governmental authority or any other person concerning the Use (as defined above in this Section) of hazardous materials by Tenant at the Premises.

                  Tenant agrees that, with respect to the Premises, it shall be responsible for compliance with the Americans with Disabilities Act (42 U.S.C. ss. 12101 ET Seq.) and the regulations and Accessibility Guidelines for Buildings and Facilities issued pursuant thereto (collectively, the "ADA Requirements"), except to the extent that the Base Building Improvements are subject to ADA Requirements, in which event Landlord shall be responsible for compliance of the Base Building Improvements therewith.

                  Tenant covenants and agrees that its use of the Premises shall not cause a discharge of more than its pro rata share on a square foot basis of the design flow gallonage per day of sanitary (non-industrial) sewage allowed under the sewage discharge permit(s) for the Building. Discharges in excess of that amount, and any discharge of industrial sewage, shall only be permitted if Tenant, at its sole expense, shall have obtained all necessary permits and licenses therefor, including without limitation permits from state and local authorities having jurisdiction thereof.

         5.1.5    TENANT'S WORK.

                  To procure at Tenant's sole expense all necessary permits and licenses before Tenant undertakes any work on the Premises; to do all such work in compliance with the applicable provisions of Sections 3.2.1, 3.3 and 5.2.3 hereof; to do all such work in a good and workmanlike manner employing materials of good quality and so as to conform with all applicable zoning, environmental, building, fire, health and other codes, regulations, ordinances and laws and the ADA Requirements; to furnish to Landlord prior to the commencement of any such work, or any other such work for which the cost may reasonably be estimated to exceed

$100,000, a bond or other security acceptable to Landlord assuring that any work commenced or continued by Tenant will be completed in accordance with specifications approved in advance in writing by Landlord; to keep the Premises at all times free of liens for labor and materials; to employ for such work one or more responsible contractors whose labor will work without interference with other labor working on the Premises; to require such contractors employed by Tenant to carry worker's compensation insurance in accordance with statutory requirements and comprehensive public liability insurance covering any general contractors on or about the Premises in amounts that at least equal the limits set forth in Section 1.1 and to submit certificates evidencing such coverage to Landlord prior to the commencement of such work; and to save Landlord harmless and indemnified from all injury, loss, claims or damage to any person or property occasioned by or growing out of such work. Notwithstanding any other provision of this Section 5.1.5 or any other provision of this Lease to the contrary, Landlord shall not, subject to applicable law, prohibit Tenant from using non-union labor to perform any work at the Premises, including Tenant's Work. Without limitation of the foregoing, Landlord shall not require Tenant's employees to unionize.

         5.1.6    INDEMNITY.

                 To defend, with counsel approved by Landlord, all actions against Landlord, any partner, trustee, stockholder, officer, director, employee or beneficiary of Landlord, holders of mortgages secured by the Premises or the Building and Lot and any other party having an interest in the Premises ("Indemnified Parties") with respect to, and to pay, protect, indemnify and save harmless, to the extent permitted by law, all Indemnified Parties from and against, any and all liabilities, losses, damages, costs, (including reasonable attorneys' fees and expenses), causes of action, suits, claims, demands or judgments of any nature arising from (i) injury to or death of any person, or damage to or loss of property, on the Premises or on adjoining streets or ways connected with the use or occupancy thereof by Tenant or its agents, contractors, licensees, employees, sublessees or invitees, unless and to the extent caused by the negligence of Landlord or its servants or agents, (ii) violation of this Lease by Tenant or its agents, contractors, licensees, employees, sublessees or invitees, or (iii) any act, fault, omission, or other misconduct of Tenant or its agents, contractors, licensees, employees, sublessees or invitees.

         5.1.7    LANDLORD'S RIGHT TO ENTER.

                  To permit Landlord and its agents to enter into the Premises at reasonable times and upon at least 24 hours advance notice (except in case of emergency in which event no prior notice shall be required) to examine the Premises, make such repairs and replacements as Landlord may elect, without however, any obligation to do so except as may be otherwise expressly set forth in this Lease, and show the Premises to prospective purchasers and lenders, and, during the last twelve months of the Term, to show the Premises to prospective tenants and to keep affixed in suitable places notices of availability of the Premises. Landlord's right to enter the Premises in accordance with the foregoing shall be subject to Landlord's obligations pursuant to Section 10.15 hereof. Notwithstanding the foregoing, Landlord agrees that in the event that

Landlord shows the Premises to any prospective purchaser or tenant, Landlord shall: (i) provide at least three (3) days' notice to Tenant identifying the prospective purchaser or tenant, (ii) only show the Premises to such purchaser or tenant if Landlord believes in good faith that such person or entity is a bona fide prospective purchaser or tenant, (iii) conduct such showing in compliance with such reasonable requests and instructions as Tenant may make for purposes of protecting Tenant's Confidential Information.

         5.1.8    PERSONAL PROPERTY AT TENANT'S RISK.

                 All of the furnishings, fixtures, equipment, effects and property of every kind, nature and description owned or leased by Tenant or by any person claiming by, through or under Tenant which, during the continuance of this Lease or any occupancy of the Premises by Tenant or anyone claiming under Tenant, may be on the Premises (collectively, "Tenant's Property"), shall, as between the parties, be at the sole risk and hazard of Tenant and if the whole or any part thereof shall be destroyed or damaged by fire, water or otherwise, or by the leakage or bursting of water pipes, steam pipes, or other pipes, by theft or from any other cause, no part of said loss or damage is to be charged to or to be borne by Landlord, except that Landlord shall in no event be indemnified or held harmless or exonerated from any liability to Tenant or to any other person, for any injury, loss, damage or liability to the extent (i) such injury, loss, damage or liability is the result of the negligence or willful misconduct of Landlord, its contractors, agents or employees, or (ii) such indemnification, agreement to hold harmless or exoneration is prohibited by law.

         5.1.9    PAYMENT OF LANDLORD'S COST OF ENFORCEMENT.

                  To pay on demand Landlord's expenses, including reasonable attorney's fees, incurred in enforcing any obligation of Tenant under this Lease or in curing any default by Tenant under this Lease as provided in Section 7.4.

         5.1.10   YIELD UP.

                  Subject to Section 3.3 hereof, at the expiration of the Term or earlier termination of this Lease: to surrender all keys to the Premises; to remove all of its trade fixtures and personal property in the Premises; to remove such installations and improvements made by Tenant as Landlord may request and all Tenant's signs wherever located; to repair all damage caused by such removal; and to yield up the Premises (including all installations and improvements made by Tenant except for trade fixtures and such of said installations or improvements as Landlord shall request Tenant to remove), broom-clean and in the same good order and repair in which Tenant is obliged to keep and maintain the Premises by the provisions of this Lease. Subject to
Section 3.3 hereof, any property not so removed shall be deemed abandoned and may be removed and disposed of by Landlord in such manner as Landlord shall determine and Tenant shall pay Landlord the entire cost and expense incurred by Landlord in effecting such removal and disposition and in making any incidental repairs and replacements to the Premises and for use and occupancy during the period after the expiration of the Term and prior to Tenant's performance of its obligations under this Section 5.1.10. Tenant shall further indemnify Landlord against all loss, cost and damage resulting from Tenant's failure and delay in surrendering the Premises as above provided.

         5.1.11   ESTOPPEL CERTIFICATE.

                  Upon not less than 10 days' prior notice by Landlord, to execute, acknowledge and deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect and that except as stated therein Tenant has no knowledge of any defenses, offsets or counterclaims against its obligations to pay the Fixed Rent and Additional Rent and any other charges and to perform its other covenants under this Lease (or, if there have been any modifications that the Lease is in full force and effect as modified and stating the modifications and, if there are any defenses, offsets or counterclaims, setting them forth in reasonable detail), the dates to which the Fixed Rent and Additional Rent and other charges have been paid and a statement that, to the best of Tenant's knowledge, Landlord is not in default hereunder (or if in default, the nature of such default, in reasonable detail) and such other matters reasonably required by Landlord or any prospective purchaser or mortgagee of the Premises. Any such statement delivered pursuant to this Section
5.1.11 may be relied upon by any prospective purchaser or mortgagee of the Premises, or any prospective assignee of any such mortgage.

         5.1.12   LANDLORD'S EXPENSES RE CONSENTS.

                  To reimburse Landlord promptly on demand for all reasonable legal expenses incurred by Landlord in connection with all requests by Tenant for consent or approval under this Lease. Notwithstanding the foregoing, Tenant shall not be liable for any reasonable legal expenses incurred by Landlord for the first two (2) such requests made by Tenant during each period of twelve (12) consecutive calendar months during the Term.

         5.1.13   RULES AND REGULATIONS.

                  To comply with the Rules and Regulations set forth in Exhibit C, as the same may be amended from time to time by Landlord to provide for the beneficial operation of the Building and/or Lot, provided that such amendments do not materially interfere with Tenant's right of use and enjoyment of the Premises pursuant to this Lease.

         5.1.14   LOADING.

                  Not to place Tenant's Property, as defined in Section 5.1.8, upon the Premises so as to exceed the floor load limits set forth in EXHIBIT D attached hereto and not to move any safe, vault or other heavy equipment in, about or out of the Premises except in such manner and at such times as Landlord shall in each instance approve; Tenant's business machines and mechanical equipment which cause vibration or noise that may be detectable outside of the


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


Building shall be placed or maintained by Tenant in settings of cork, rubber, spring, or other types of vibration eliminators sufficient to reduce such vibration or noise to a level reasonably acceptable to Landlord.

         5.1.15   HOLDOVER.

                  To pay to Landlord (i) the greater of twice (a) the then fair market rent as reasonably determined by Landlord or (b) the total of the Fixed Rent, Additional Rent, and all other payments then payable hereunder, for each month or portion thereof Tenant shall retain possession of the Premises or any part thereof after the termination of this Lease, whether by lapse of time or otherwise, and (ii) all damages sustained by Landlord on account thereof; provided, however, that any payments made by Tenant under the foregoing clause
(i) in excess of the then fair market rent for the Premises as so reasonably determined by Landlord shall be applied against any damages under the foregoing clause (ii). The provisions of this subsection shall not operate as a waiver by Landlord of the right of re-entry provided in this Lease.

5.2      NEGATIVE COVENANTS.

         Tenant covenants at all times during the Term and for such further time as Tenant occupies the Premises or any part thereof:

         5.2.1    ASSIGNMENT AND SUBLETTING.

                  Not without the prior written consent of Landlord to assign this Lease, to make any sublease, or to permit occupancy of the Premises or any part thereof by anyone other than Tenant, voluntarily or by operation of law, except as hereinafter provided; as Additional Rent, to reimburse Landlord promptly for reasonable legal and other expenses incurred by Landlord in connection with any request by Tenant for consent to assignment or subletting (subject to the provisions of Section 5.1.12 hereof); no assignment or subletting shall affect the continuing primary liability of Tenant (which, following assignment, shall be joint and several with the assignee); no consent to any of the foregoing in a specific instance shall operate as a waiver in any subsequent instance. Landlord's consent to any proposed assignment or subletting is required both as to the terms and conditions thereof and as to the consistency of the proposed assignee's or subtenant's business with other uses and tenants in the Building. In addition, as to any assignee (but not as to any sublessee) Landlord's consent shall be required as to the reasonable creditworthiness of the proposed assignee in view of market conditions then prevailing for leases having terms and conditions comparable to this Lease. Landlord's consent to any assignment or subletting by Tenant shall not be unreasonably withheld, provided that Tenant is not then in default under this Lease and that such assignee or subtenant pays therefor the greater of the Fixed Rent, Additional Rent, and all other payments then payable hereunder, or the then fair market rent for the Premises. If Tenant requests Landlord's consent to assign this Lease or to sublet any portion of the Premises such that Tenant shall not occupy at least 40,000 r.s.f. of the Premises after the date of commencement of such sublease, Landlord shall have the option, exercisable by written notice to Tenant given within 10 days after receipt of such request, to terminate this Lease as of the date of commencement the proposed sublease or assignment; provided, however, that Tenant shall have the right to rescind any such request in the event Landlord elects to so terminate this Lease by notice given to Landlord within five (5) days after the date of such termination notice from Landlord, in which event such termination notice shall be of no further force or effect;

         If, at any time during the Term of this Lease, Tenant is:

                            (i)       a corporation or a trust (whether or not
having shares of beneficial interest) and there shall occur any change in the identity of any of the persons then having power to participate in the election or appointment of the directors, trustees or other persons exercising like functions and managing the affairs of Tenant; or

                           (ii)       a partnership or association or otherwise
riot a natural person (and is not a corporation or a trust) and there shall occur any change in the identity of any of the persons who then are members of such partnership or association or who comprise Tenant;

Tenant shall so notify Landlord and Landlord may terminate this Lease by notice to Tenant given within 90 days thereafter if, in Landlord's reasonable judgment, the credit of Tenant is thereby impaired. This paragraph shall not apply if the initial Tenant named herein is a corporation and the outstanding voting stock thereof is listed on a recognized securities exchange.

         Notwithstanding the foregoing provisions of this Section 5.2.1, Tenant may assign this Lease or sublet any portion of the Premises without Landlord's consent to (i) any successor of Tenant resulting from an acquisition of all or substantially all of Tenant's assets or a merger or consolidation of Tenant and
(ii) any Affiliate of Tenant (as hereinafter defined) whose net worth is equal to or greater than the net worth of Tenant as of the date hereof, provided that Tenant provides Landlord at least thirty (30) days prior notice of such assignment or subletting pursuant to either of the foregoing clauses (i) or
(ii). As used herein, the term "Affiliate of Tenant" shall mean and refer to any entity controlled by, controlling or under common control with Tenant.

         In the event that any assignee or subtenant pays to Tenant any amounts in excess of the Fixed Rent, Additional Rent, and all other payments then payable hereunder, or pro rata portion thereof on a square footage basis for any portion of the Premises (such excess being hereinafter referred to as "Sublease Profits"), Tenant shall promptly pay fifty percent (50%) of said Sublease Profits to Landlord as and when received by Tenant after deduction of Tenant's Sublease Costs (as hereinafter defined). The term "Sublease Costs" shall mean and refer to Tenant's reasonable legal, brokerage and construction costs and expenses incurred in good faith in view of the size and expected term of any applicable sublease or assignment. Sublease Costs shall be amortized over the term of the applicable sublease or assignment.


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


         5.2.2    NUISANCE.

                 Not to injure, deface or otherwise harm the Premises; nor commit any nuisance; nor permit the emission of any noise, vibration or odor which is contrary to any law or ordinance; nor make, allow or suffer any waste; nor make any use of the Premises which is improper, offensive or contrary to any law or ordinance or which will invalidate any of Landlord's insurance.

         5.2.3    INSTALLATION, ALTERATIONS OR ADDITIONS.

                 Subject to the provisions of Section 3.2.1, 3.3 and Section
5.1.5 hereof, not to make any installations, alterations, or additions in, to or on the Premises (including, without limitation, buildings, lawns, planted areas, walks, roadways, parking and loading areas, but expressly excluding the initial Tenant's Work, provided the same is approved by Landlord, such approval not to be unreasonably withheld or delayed), nor, except for Tenant's Work approved by Landlord, to permit the making of any apertures in the walls, partitions, ceilings or floors without on each occasion obtaining the prior written consent of Landlord and then only pursuant to plans and specifications approved by Landlord in advance in each instance.

                                   ARTICLE VI

                               CASUALTY OR TAKING

6.1      TERMINATION.

         In case during the period which is thirty (30) months prior to the expiration of the Term all or any substantial part of the Premises or of the Building or of the Lot or any one or more of them shall be taken by any public authority or for any public use, or shall be destroyed or damaged by fire or casualty, or by the action of any public authority, or Landlord receives compensable damage by reason of anything lawfully done in pursuance of public or other authority, (hereinafter referred to as the "Casualty or Taking"), then this Lease may be terminated at the election of Landlord. Such election, which may be made notwithstanding the fact that Landlord's entire interest may have been divested, shall be made by the giving of notice by Landlord to Tenant within 30 days after the Casualty or Taking.

6.2      RESTORATION.

         If Landlord does not exercise said election (or is not entitled to exercise said election in the case of a Casualty or Taking occurring more than thirty (30) months prior to the expiration of the Term of this Lease), this Lease shall continue in force and a just proportion of the rent reserved, according to the nature and extent of the damages sustained by the Premises, but not in excess of an equitable proportion of the net proceeds of insurance recovered by Landlord under the rental insurance coverage carried pursuant to
Section 4.2.2.2, shall be abated from the date of the

Casualty or Taking until the Premises, or what may remain thereof, shall be put by Landlord in proper condition for use subject to zoning and building laws or ordinances then in existence, which, unless Landlord has exercised its option to terminate pursuant to Section 6.1, Landlord covenants to do with reasonable diligence at Landlord's expense, provided that Landlord's obligations with respect to restoration shall not require Landlord to expend more than the net proceeds of insurance recovered or damages awarded for such Casualty or Taking. "Net proceeds of insurance recovered or damages awarded" refers to the gross amount of such insurance or damages less the reasonable expenses of Landlord in connection with the collection of the same, including without limitation, fees and expenses for legal and appraisal services.

         Notwithstanding the foregoing, in the event that Landlord's architect reasonably determines that the Premises will not be repaired or restored (to the extent permitted by the net proceeds of insurance recovered or damages awarded from such Casualty or Taking) within one year after the occurrence of such Casualty or Taking then Tenant shall have the right to terminate this Lease by notice given within thirty (30) days after the date of such determination.

6.3      AWARD.

         Irrespective of the form in which recovery may be had by law, all rights to damages or compensation shall belong to Landlord in all cases except as set forth below in this Section 6.3. Tenant hereby grants to Landlord all of Tenant's rights to such damages and compensation and covenants to deliver such further assignments thereof as Landlord may from time to time request. It is agreed and understood, however, that Landlord does not reserve to itself, and Tenant does not assign to Landlord, any damages payable for (i) movable trade fixtures installed by Tenant or anybody claiming under Tenant, at its own cost and expense or (ii) relocation expenses or damages for loss of business (in excess of any such damages attributable to the value of this lease) recoverable by Tenant from such authority in a separate action.

                                   ARTICLE VII

                                    DEFAULTS

7.1      EVENTS OF DEFAULT.

         (a) If Tenant shall default in the performance of any of its obligations to pay the Fixed Rent or Additional Rent hereunder and if such default shall continue for 10 days after notice from Landlord to Tenant (provided, however, that Landlord shall not be required to provide such notice more than two (2) times in any period of twelve (12) consecutive calendar months) or if within 30 days after notice from Landlord to Tenant specifying any other default or defaults Tenant has not commenced diligently to correct the default or defaults so specified or has not thereafter diligently pursued such correction to completion, or (b) if any assignment for the benefit of creditors shall be made by Tenant, or by any guarantor of Tenant, or (c) if Tenant's leasehold interest shall be taken on execution or other process of law in any action against

Tenant, or (d) if a lien or other involuntary encumbrance is filed against Tenant's leasehold interest, and is not discharged within thirty (30) days thereafter, or (e) if a petition is filed by Tenant or any guarantor of Tenant for liquidation, or for reorganization or an arrangement or any other relief under any provision of the Bankruptcy Code as then in force and effect, or (f) if an involuntary petition under any of the provisions of said Bankruptcy Code is filed against Tenant or any guarantor of Tenant and such involuntary petition is not dismissed within ninety (90) days thereafter, or (g) if Tenant fails to maintain the insurance required under Section 4.2.2.1 hereof, then, and in any of such cases, Landlord and the agents and servants of Landlord lawfully may, in addition to and not in derogation of any remedies for any preceding breach of covenant, immediately or at any time thereafter and without demand or notice, at Landlord's election, do any one or more of the following: (1) give Tenant written notice stating that the Lease is terminated, effective upon the giving of such notice or upon a date stated in such notice, as Landlord may elect, in which event the Lease shall be irrevocably extinguished and terminated as stated in such notice without any further action, or (2) with or without process of law, in a lawful manner and without illegal force, enter and repossess the Premises as of Landlord's former estate, and expel Tenant and those claiming through or under Tenant, and remove its and their effects, without being guilty of trespass, in which event the Lease shall be irrevocably extinguished and terminated at the time of such entry, or (3) pursue any other rights or remedies permitted by law. Any such termination of the Lease shall be without prejudice to any remedies which might otherwise be used for arrears of rent or prior breach of covenant, and in the event of such termination Tenant shall remain liable under this Lease as hereinafter provided. Tenant hereby waives all statutory rights of redemption and Landlord, without notice to Tenant, may store Tenant's effects, and those of any person claiming through or under Tenant, at the expense and risk of Tenant, and, if Landlord so elects, may sell such effects at public auction or private sale and apply the net proceeds to the payment of all sums due to Landlord from Tenant, if any, and pay over the balance, if any, to Tenant.

7.2      REMEDIES.

         In the event that this Lease is terminated under any of the provisions contained in Section 7.1 or shall be otherwise terminated for breach of any obligation of Tenant, Tenant covenants to pay forthwith to Landlord, as compensation, the excess of the total rent reserved for the residue of the Term over the fair market rental value of the Premises for said residue of the Term. In calculating the rent reserved there shall be included, in addition to the Fixed Rent and Additional Rent, the value of all other considerations agreed to be paid or performed by Tenant during said residue. Tenant further covenants (as additional and cumulative obligations) after any such termination to pay punctually to Landlord all the sums and to perform all the obligations which Tenant covenants in this Lease to pay and to perform in the same manner and to the same extent and at the same time as if this Lease had not been terminated. In calculating the amounts to be paid by Tenant pursuant to the next preceding sentence Tenant shall be credited with any amount paid to Landlord as compensation as in this Section 7.2 provided and also with the net proceeds of any rent obtained by Landlord by reletting the Premises, after deducting all of the Landlord's reasonable expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, fees for legal services and expenses of preparing the Premises for such reletting, it being agreed by Tenant that Landlord may (i) relet the Premises or any part or parts thereof, for a term or terms which may at Landlord's option be equal to or less than or exceed the period which would otherwise have constituted the balance of the Term and may grant such concessions and free rent as Landlord in its reasonable judgment considers advisable or necessary to relet the same and (ii) make such alterations, repairs and decorations in the Premises as Landlord in its reasonable judgment considers advisable or necessary to relet the same, and no action of Landlord in accordance with the foregoing or failure to relet or to collect rent under reletting shall operate or be construed to release or reduce Tenant's liability as aforesaid.

         In lieu of any other damages or indemnity and in lieu of full recovery by Landlord of all sums payable under all the foregoing provisions of this
Section 7.2, Landlord may by notice to Tenant, at any time after this Lease is terminated under any of the provisions contained in Section 7.1 or is otherwise terminated for breach of any obligation of Tenant and before such full recovery, elect to recover, and Tenant shall thereupon pay, as liquidated damages, an amount equal to the aggregate of the Fixed Rent and Additional Rent accrued in the 12 months ended next prior to such termination, plus the amount of rent of any kind accrued and unpaid at the time of termination and less the amount of any recovery by Landlord under the foregoing provisions of this Section 7.2 up to the time of payment of such liquidated damages.

         Nothing contained in this Lease shall, however, limit or prejudice the right of Landlord to prove for and obtain in proceedings for bankruptcy or insolvency by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater than, equal to, or less than the amount of the loss or damages referred to above.

7.3      REMEDIES CUMULATIVE.

         Any and all rights and remedies which either Landlord or Tenant may have under this Lease, and at law and equity, shall be cumulative and shall not be deemed inconsistent with each other, and any two or more of all such rights and remedies may be exercised at the same time insofar as permitted by law.

7.4      LANDLORD'S RIGHT TO CURE DEFAULTS.

         Landlord may, but shall not be obligated to, cure, at any time, following 10 days' prior notice to Tenant, except in cases of emergency when no notice shall be required, any default by Tenant under this Lease; and whenever Landlord so elects, all costs and expenses incurred by Landlord, including reasonable attorneys' fees, in curing a default shall be paid by Tenant to Landlord as Additional Rent on demand, together with interest thereon at the rate provided in Section 4.3 from the date of payment by Landlord to the date of payment by Tenant.

7.5      EFFECT OF WAIVERS OF DEFAULT.

         Any consent or permission by Landlord or Tenant to any act omission by the other party which otherwise would be a breach of any covenant or condition herein, or any waiver by Landlord or Tenant of the breach of any covenant or condition herein by the other party, shall not in any way be held or construed (unless expressly so declared) to operate so as to impair the continuing obligation of any covenant or condition herein, or otherwise, except as to the specific instance, operate to permit similar acts or omissions.

         The failure of Landlord or Tenant to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease by the other party shall not be deemed a waiver of such violation nor prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord, or the payment by Tenant, as the case may be, of rent with knowledge of the breach of any covenant of this Lease shall not be deemed to have been a waiver of such breach by Landlord or Tenant, as the case may be. No consent or waiver, express or implied, by Landlord or Tenant, as the case may be, to or of any breach of any agreement or duty shall be construed as a waiver or consent to or of any other breach of the same or any other agreement or duty.

7.6      NO ACCORD AND SATISFACTION.

         No acceptance by Landlord of a lesser sum than the Fixed Rent, Additional Rent or any other charge then due shall be deemed to be other than on account of the earliest installment of such rent or charge due, unless Landlord elects by notice to Tenant to credit such sum against the most recent installment due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent or other charge be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or pursue any other remedy in this Lease provided.

                                  ARTICLE VIII

                                    MORTGAGES

8.1      RIGHTS OF MORTGAGE HOLDERS.

         The word "mortgage" as used herein includes mortgages, deeds of trust or other similar instruments evidencing other voluntary liens or encumbrances, and modifications, consolidations, extensions, renewals, replacements and substitutes thereof. The word "holder" shall mean a mortgagee, and any subsequent holder or holders of a mortgage. Until the holder of a mortgage shall enter and take possession of the Premises for the purpose of foreclosure, such holder shall have only such rights of Landlord as are necessary to preserve the integrity of this Lease as security. Upon entry and taking possession of the Premises for the purpose of foreclosure, such holder shall have all the rights of Landlord. Notwithstanding any other provision of this Lease to the contrary, including without limitation
Section 10.5, no such holder of a mortgage shall be liable either as mortgagee or as assignee to perform, or be liable in damages for failure to perform, any of the obligations of Landlord unless and until such holder shall enter and take possession of the Premises for the purpose of foreclosure, and such holder shall not in any event be liable to perform or for failure to perform the obligations of Landlord under Section 3.1. Upon entry for the purpose of foreclosure, such holder shall be liable to perform all of the obligations of Landlord (except for the obligations under Article III), subject to and with the benefit of the provisions of Section 10.5, provided that a discontinuance of any foreclosure proceeding shall be deemed a conveyance under said provisions to the owner of the equity of the Premises. No Fixed Rent, Additional Rent or any other charge shall be paid more than 10 days prior to the due dates thereof and payments made in violation of this provision shall (except to the extent that such payments are actually received by a mortgagee in possession or in the process of foreclosing its mortgage) be a nullity as against such mortgagee and Tenant shall be liable for the amount of such payments to such mortgagee.

         The covenants and agreements contained in this Lease with respect to the rights, powers and benefits of a holder of a mortgage (including, without limitation, the covenants and agreements contained in this Section 8.1) constitute a continuing offer to any person, corporation or other entity, which by accepting a mortgage subject to this Lease, assumes the obligations herein set forth with respect to such holder; such holder is hereby constituted a party of this Lease as an obligee hereunder to the same extent as though its name were written hereon as such; and such holder shall be entitled to enforce such provisions in its own name. Tenant agrees on request of Landlord to execute and deliver from time to time any agreement which may be necessary to implement the provisions of this Section 8.1.

8.2      SUPERIORITY OF LEASE; OPTION TO SUBORDINATE.

         This Lease shall be superior to and shall not be subordinate to any future mortgage or other voluntary lien or other encumbrance of the Lot and Building; provided, however, that Landlord shall have the option to subordinate this Lease to any such mortgage of the Lot and Building provided that Landlord obtains from the holder of record of any existing or future mortgage an agreement with Tenant by the terms of which such holder will agree (a) to recognize the rights of Tenant under this Lease, (b) to perform Landlord's obligations hereunder arising after the date of such holder's acquisition of title as hereinafter described, expressly excluding, however, Landlord's obligations under Article III of this Lease, and (c) to accept Tenant as tenant of the Premises under the terms and conditions of this Lease in the event of acquisition of title by such holder through foreclosure proceedings or otherwise, provided that Tenant will agree to recognize the holder of such mortgage as Landlord in such event, which agreement shall be made expressly to bind and inure to the benefit of the successors and assigns of Tenant and of the holder and upon anyone purchasing said Premises at any foreclosure sale. Tenant and Landlord agree to execute and deliver any appropriate instruments necessary to carry out the agreements contained in this Section 8.2. Any such mortgage to which this Lease shall subordinate may contain such terms, provisions and conditions as the holder deems usual or customary.

8.3      LEASE AMENDMENTS.

Tenant agrees to make such changes in this Lease as may be reasonably required by the holder of any mortgage of which the Premises are a part, or any institution which may purchase all or a substantial part of Landlord's interest in the Premises, provided that such changes may not increase the Fixed Rent or other payments due hereunder or otherwise materially affect the obligations of Tenant hereunder, and provided further that such changes do not (i) materially interfere with Tenant's right of use and enjoyment of the Premises pursuant to this Lease, (ii) limit, impair or delay Tenant's rights to sublease or assign all or portion of this Lease pursuant to Section 5.2.1 hereof, (iii) limit, impair or delay Tenant's right to obtain a reduction or abatement of rent pursuant to Section 6.2, (iv) limit, impair or delay Tenant's right to terminate this Lease pursuant to Section 3.2 or Section 6.2 or (v) otherwise unreasonably limit, impair or delay Tenant's rights hereunder.

                                   ARTICLE IX

                         LANDLORD'S ADDITIONAL COVENANTS

9.1      AFFIRMATIVE COVENANTS.

         Landlord covenants at all times during the Term:

         9.1.1    PERFORM OBLIGATIONS.

                  To perform promptly all of the obligations of Landlord set forth in this Lease, including, without limitation, furnishing, through Landlord's employees or independent contractors, the services (the cost of which is to be included in the Annual Maintenance Charge) listed in Exhibit J and completing construction of the Phase I Space and the Phase II Space in accordance with Article III;

         9.1.2    REPAIRS.

                  Except as otherwise provided in Article VI, to make such repairs (the cost of which is to be included in the Annual Maintenance Charge) to the roof, exterior walls, exterior windows and waterproofing, floor slabs, other structural components, parking areas, walks, landscaping, courtyard and any other common areas and facilities of the Building as may be necessary to keep them in good, serviceable and neat condition. Landlord shall be responsible for the maintenance and repair of the heating and air-conditioning systems and the components thereof serving the Building to the extent that such systems and components are included in Base Building Improvements.

         9.1.3    COMPLIANCE WITH LAW.

                  To make all repairs, alterations, additions or replacements to the Building or the Lot (the costs of which are to be included in the Annual Maintenance Charge) required by any law, ordinance or order or regulation of any public authority including repairs, alterations, additions or replacements to the foundations and structural elements of the Building, except as required because of Tenant's failure to comply with the provisions of Section 5.1.3 hereof; to keep the Building equipped with all safety appliances so required (the costs of which are to be included in the Annual Maintenance Charge); subject to Section 4.2.1, to pay all municipal, county, or state taxes assessed against the Building or the Lot, or against Landlord's personal property of any kind on or about the Building or the Lot; and to comply with the orders and regulations of all governmental authorities with respect to zoning, building, fire, health and other codes, regulations, ordinances or laws applicable to the Building or the Lot, including the ADA Requirements (as defined in Section 5.1.4 hereof) and any codes, regulations, ordinances or laws relating to hazardous materials (as defined in Section 5.1.4), subject to, and without limitation of, Tenant's obligations with respect to such codes, regulations, ordinances or laws. The costs incurred by Landlord in connection with the foregoing compliance obligations shall be included in the Annual Maintenance Charge. All of the foregoing covenants and obligations are subject to, and without limitation of, all of Tenant's obligations under this Lease, including, without limitation, those set forth in Sections 4.2 and 5.1.4.

         9.1.4    INDEMNITY.

                  To defend, with counsel reasonably approved by Tenant, all actions against Tenant, any partner, trustee, stockholder, officer, director, employee or beneficiary of Tenant ("Tenant's Indemnified Parties") with respect to, and to pay, protect, indemnify and save harmless, to the extent permitted by law, all Tenant's Indemnified Parties from and against any and all liabilities, losses, damages, costs, expenses (including reasonable attorneys' fees and expenses), causes of action, suits, claims, demands or judgments of any nature to which any of Tenant's Indemnified Parties is subject arising from and to the extent of any negligent or willful act, fault, omission, or other misconduct of Landlord or its agents, contractors or employees.

         9.1.5    ESTOPPEL CERTIFICATE.

                  Upon not less than 10 days' prior notice by Tenant, to execute, acknowledge and deliver to Tenant a statement in writing certifying that this Lease is unmodified and in full force and effect and that except as stated therein Landlord has no knowledge of any defenses, offsets or counterclaims against its obligations under this Lease (or, if there have been any modifications that the Lease is in full force and effect as modified and stating the modifications and, if there are any defenses, offsets or counterclaims, setting them forth in reasonable detail), the dates to which the Fixed Rent and Additional Rent and other charges have been paid and a statement that, to the best of Landlord's knowledge, Tenant is not in default hereunder (or if in default, the nature of such default, in reasonable detail) and such other matters reasonably required by Tenant or any prospective assignee of Tenant. Any such statement delivered pursuant to this Section 9.1.5 may be relied upon by any prospective assignee.

         9.1.6    LANDLORD'S TITLE.

                  The Lot is currently a portion of a separate taxable parcel of Land (the "Land") and Landlord is in the process of subdividing the Land so as to, INTER ALIA, establish the Lot as a separate taxable parcel and establish easements which benefit and/or burden the Lot and the premises demised pursuant to the Phase I Lease (collectively, the "Subdivision"). In connection therewith, Landlord shall, on or before ninety (90) days after the date hereof, obtain, file and record (i) a partial release of the Lot from Sun America Life Insurance Company (the "Mortgagee") of the Mortgage, Security Agreement, Fixture Filing, Financing Statement and Assignment of Leases and Rents dated July 29, 1998 (the "Mortgage") or (ii) a Subordination, Nondisturbance and Attornment Agreement from the Mortgagee substantially in the form delivered to Tenant in connection with the Phase I Lease. Landlord represents and warrants that except for the Mortgage, currently there is no other mortgage on the Premises. Upon obtaining such partial release, Landlord intends to convey the Lot and assign this Lease to an entity owned and controlled by Landlord (the "Transfer"). Tenant agrees to cooperate with Landlord in connection with such Subdivision and Transfer, including without limitation, the execution, acknowledgment and delivery of an instrument pursuant to which this Lease shall be subordinated to easements reasonably established in connection with the Subdivision and Transfer and such other documents as Landlord reasonably may request. In connection with the Subdivision and Transfer, Landlord shall deliver to Tenant an easement plan (the "Plan"), which Plan shall be attached hereto as Exhibit A and which Plan shall show, INTER ALIA, the Lot and an area or areas between the Building and the Phase I Building within which Interconnections may be made.

         9.1.7    UTILITIES.

                  Subject to Section 4.2.3 hereof, to bring (or cause to brought) utilities for the Premises to the Utility Switching Points at Landlord's sole cost and expense.

                                ARTICLE X

                         MISCELLANEOUS PROVISIONS

10.1     NOTICES FROM ONE PARTY TO THE OTHER.

         All notices required or permitted hereunder shall be in writing and addressed, if to the Tenant, at the Original Address of Tenant or such other address as Tenant shall have last designated by notice in writing to Landlord and, if to Landlord, at Landlord's Address or such other address as Landlord shall have last designated by notice in writing to Tenant. Any notice shall be deemed duly given if mailed to such address postage prepaid, registered or certified mail, return receipt requested, when deposited with the U.S. Postal Service, or if delivered by a recognized courier service (e.g. Federal Express) when deposited with such courier service, or if delivered to such address by hand, when so delivered.

10.2     QUIET ENJOYMENT.

         Landlord agrees that upon Tenant's paying the rent and performing and observing the terms, covenants, conditions and provisions on its part to be performed and observed, Tenant shall and may peaceably and quietly have, hold and enjoy the Premises during the Term without any manner of hindrance or molestation from Landlord or anyone claiming under Landlord, subject, however, to the terms of this Lease.

10.3     EASEMENTS; CHANGES TO LOT LINES.

         Landlord reserves the right, from time to time, to grant easements affecting the Premises or the Building or the Lot and to change or alter existing boundaries of the Lot for purpose of developing and using the Lot so long as such easements or such changes or alterations to existing boundaries of the Lot do not materially interfere with Tenant's use of the Premises, and to enter upon the Premises for purposes of constructing and maintaining any pipes, wires and other facilities serving any portion of the Lot or of the Building, subject to the terms of Section 5.1.7 hereof.

10.4     LEASE NOT TO BE RECORDED.

         Neither party shall record this Lease. Both parties shall execute and deliver a notice of this Lease in such form, if any, as may be permitted by applicable statute. If this Lease is terminated before the Term Expiration Date the parties shall execute, deliver and record an instrument acknowledging such fact and the actual date of termination of this Lease, and Tenant hereby appoints Landlord its attorney-in-fact, coupled with an interest, with full power of substitution to execute such instrument.

10.5     BIND AND INURE; LIMITATION OF LANDLORD'S LIABILITY.

         The obligations of this Lease shall run with the land, and this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. No owner of the Premises shall be liable under this Lease except for breaches of Landlord's obligations occurring while owner of the Premises. The obligations of Landlord shall be binding upon the assets of Landlord which comprise the Premises but not upon other assets of Landlord. No partner, trustee, stockholder, officer, director, employee or beneficiary (or the partners, trustees, stockholders, officers, directors or employees of any such beneficiary) of Landlord shall be personally liable under this Lease and Tenant shall look solely to Landlord's interest in the Premises in pursuit of its remedies upon an event of default hereunder, and the general assets of the partners, trustees, stockholders, officers, employees or beneficiaries (and the partners, trustees, stockholders, officers, directors or employees of any such beneficiary) of Landlord shall not be subject to levy, execution or other enforcement procedure for the satisfaction of the remedies of Tenant; provided that the foregoing provisions of this sentence shall not constitute a waiver of any obligation evidenced by this Lease and provided further that the foregoing provisions of this sentence shall not limit the right of Tenant to name Landlord or any individual partner or trustee thereof as part defendant in any action or suit in connection with this Lease so long as no personal money judgment shall be asked for or taken against any individual partner, trustee, stockholder, officer, employee or beneficiary of Landlord.

10.6     ACTS OF GOD.

         In any case where either party hereto is required to do any act, delays caused by or resulting from the occurrence of one or more Force Majeure Events shall not be counted in determining the time during which work shall be completed, whether such time be designated by a fixed date, a fixed time or a "reasonable time", and such time shall be deemed to be extended by the period of such delay.

10.7     LANDLORD'S DEFAULT.

         Landlord shall not be deemed to be in default in the performance of any of its obligations hereunder unless it shall fail to perform such obligations and such failure shall continue for a period of 30 days following receipt of notice from Tenant or such additional time as is reasonably required to correct any such default after notice has been given by Tenant to Landlord specifying the nature of Landlord's alleged default. Landlord shall not be liable in any event for incidental or consequential damages to Tenant by reason of any default by Landlord hereunder, whether or not Landlord is notified that such damages may occur. Except as expressly set forth in Section 3.2 and Section 6.2 hereof, Tenant shall have no right to terminate this Lease for any default by Landlord hereunder and no right, for any such default, to offset or counterclaim against any rent due hereunder.

         Notwithstanding the foregoing, if any repairs to the Premises required by this Lease or any maintenance, cleaning, or lighting of the common areas of the Building or the Lot, are not performed by Landlord within thirty (30) days after notice from Tenant (or such longer period as may be reasonably required in the event that any such repair, maintenance, cleaning or lighting cannot be completed within said thirty (30) day period), Tenant shall have the right to perform such obligation of Landlord. If Tenant performs any such obligation of Landlord, Landlord shall pay to Tenant the reasonable cost thereof within thirty
(30) days after notice from Tenant, provided, however, that in no event shall Tenant have the right to offset or deduct the amount thereof against any payment of rent due hereunder.

         If an emergency occurs where a repair is required to be done immediately in order to avoid imminent danger to persons or material damage to the Premises, Tenant shall have the right to self-help consistent with the immediately preceding grammatical paragraph of this Section 10.7 after giving Landlord only such notice as is reasonable under the circumstances, provided, however, that formal notice shall be promptly given thereafter. However, the right of self-help afforded to Tenant in this Section
10.7 shall be carefully and judiciously exercised by Tenant, it being understood and agreed that except in the case of an emergency, Landlord shall be given sufficient opportunity to take the action required of Landlord to avoid such default, in order to avoid any conflict with respect to whether or not self-help should have been availed of by Tenant, or with respect to the reasonableness of the expenses incurred by Tenant.

10.8     BROKERAGE.

         Each party warrants and represents to the other party that it has had no dealings with any broker or agent in connection with this Lease other than Insignia/ESG ("Broker") and covenants to defend with counsel reasonably approved by such other party, hold harmless and indemnify such other party from and against any and all cost, expense or liability arising from any breach of the foregoing warranty and representation.

10.9     APPLICABLE LAW AND CONSTRUCTION.

         This Lease shall be governed by and construed in accordance with the laws of the state in which the Premises are located. If any term, covenant, condition or provision of this Lease or the application thereof to any person or circumstances shall be declared invalid, or unenforceable by the final ruling of a court of competent jurisdiction having final review, the remaining terms, covenants, conditions and provisions of this Lease and their application to persons or circumstances shall not be affected thereby and shall continue to be enforced and recognized as valid agreements of the parties, and in the place of such invalid or unenforceable provision, there shall be substituted a like, but valid and enforceable provision which comports to the findings of the aforesaid court and most nearly accomplishes the original intention of the parties.

         There are no prior oral or written agreements between Landlord and Tenant affecting this Lease. This Lease may be amended, and the provisions hereof may be waived or modified, only by instruments in writing executed by Landlord and Tenant.

         The titles of the several Articles and Sections contained herein are for convenience only and shall not be considered in construing this Lease.

         Unless repugnant to the context, the words "Landlord" and "Tenant" appearing in this Lease shall be construed to mean those named above and their respective heirs, executors, administrators, successors and assigns, and those claiming through or under them respectively. If there be more than one tenant the obligations imposed by this Lease upon Tenant shall be joint and several.

10.10    SUBMISSION NOT AN OFFER.

         The submission of a draft of this Lease or a summary of some or all of its provisions does not constitute an offer to ` lease or demise the Premises, it being understood and agreed that neither Landlord nor Tenant shall be legally bound with respect to the leasing of the Premises unless and until this Lease has been executed by both Landlord and Tenant and a fully executed copy delivered to each of them.

10.11    SECURITY DEPOSIT.

         Tenant will provide within five (5) business days of the date hereof and as a condition of this Lease and shall keep in effect throughout the Term, a standby letter of credit in the Security Deposit Amount (as hereinafter defined) as security for the performance of the obligations of Tenant hereunder in accordance with the following requirements. As used herein, the term "Security Deposit Amount" shall mean and refer to the sum of the Initial Estimated Annual Additional Rent plus the Annual Fixed Rent Rate, as the same may be adjusted in accordance with Section 2.3, Section 4.1(b) and Section 10.12 hereof. If Tenant elects to have Landlord advance the Tenant Allowance, the Security Deposit Amount shall thereupon be increased to $6,557,654 plus an amount equal to the Initial Estimated Annual Additional Rent. On the effective date of any such adjustment of the Annual Fixed Rent Rate, Tenant shall provide a replacement letter of credit for the amount of the adjusted Security Deposit Amount. Any letter of credit provided by Tenant shall be in form and substance acceptable to Landlord and shall be drawn on BankBoston, N.A. (or another Boston clearinghouse bank reasonably satisfactory to Landlord) for the Security Deposit Amount in Landlord's favor. Tenant shall provide for replacements thereto to be issued and delivered to Landlord at least 30 days prior to the expiration of the then effective letter of credit, time being of the essence. The letter of credit shall be payable to Landlord upon presentation at the issuing bank's offices in Boston of a sight draft signed by Landlord stating that Landlord is entitled thereto, and a certification of Landlord that the person signing the certification is duly authorized to do so, that an uncured default exists under the Lease, that the default has continued after the expiration of any applicable cure period, and that the amount of the draft does not exceed the amount reasonably required to cure such default (the "Default Certification"). Landlord agrees that it shall present such sight draft and Default Certification only if Tenant defaults in performance of its obligations hereunder and such default shall have continued past any applicable notice and grace period. Any letter of credit in effect during the last year of the Term shall expire no earlier than 30 days after the expiration of the Term of the Lease. The letter of credit shall provide for partial draws and shall be assignable by Landlord. If Tenant shall fail to perform any of its obligations under this Lease including a failure timely to provide a replacement letter of credit, Landlord may, but shall not be obligated to, apply the letter of credit to the extent necessary to cure the default, and Tenant shall be obligated to reinstate the letter of credit to the Security Deposit Amount then in effect. Tenant shall not have the right to call upon Landlord to draw upon all or any part of the letter of credit to cure any default or fulfill any obligation of Tenant, but such use shall be solely in the discretion of Landlord. Provided that Landlord gives Tenant notice of the name of such grantee or transferee, upon any conveyance by Landlord of its interest under this Lease, the letter of credit may be delivered by Landlord to Landlord's grantee or transferee. Upon any such delivery, Tenant hereby releases Landlord herein named of any and all liability with respect to the letter of credit, its application and return, and Tenant agrees to look solely to such grantee or transferee. It is further understood that this provision shall also apply to subsequent grantees and transferees. Notwithstanding the foregoing, in lieu of a letter of credit, Tenant may deliver cash in the Security Deposit Amount to Landlord, in which event applicable provisions of this Section 10.11 shall apply to Landlord's use and delivery thereof. If Tenant elects to deliver cash to Landlord in the Security Deposit Amount, Tenant, subject to Landlord's prior written approval, may designate the investment thereof, and interest earned thereon shall be disbursed to Tenant on a yearly basis so long as no default has occurred and is then continuing.

10.12    OPTIONS TO EXTEND.

         (a) Tenant shall have two (2) options to extend the Term of this Lease (the "Options to Extend") for successive periods of ten (10) years each (the "Extension Periods"), subject to and on the terms set forth herein. Tenant may only exercise the Options to Extend with respect to the entire Premises. If Tenant shall desire to exercise any Option to Extend, it shall give Landlord a notice (the "Inquiry Notice") of such desire not later than fifteen (15) months prior to the expiration of the Initial Term of this Lease or the preceding Extension Period, as the case may be. Thereafter, the Fair Market Rent (as defined in Subsection (c) below) for the applicable Extension Period shall be determined in accordance with Subsection (d) below. After the applicable Fair Market Rent has been so determined, Tenant shall exercise each Option to Extend by giving Landlord notice (the "Exercise Notice") of its election to do so not later than twelve (12) months prior to the expiration of the Initial Term of this Lease, or the preceding Extension Period, as the case may be. If Tenant fails to timely give either the Inquiry Notice or the Exercise Notice to Landlord with respect to any Option to Extend, Tenant shall be conclusively deemed to have waived such Option to Extend hereunder.

         (b) Notwithstanding any contrary provision of this Lease, each Option to Extend and any exercise by Tenant thereof shall be void and of no force or effect unless on the dates Tenant gives Landlord its Inquiry Notice and Exercise Notice for each Option to Extend and on the date of commencement of the each Extension Period (i) this Lease is in full force and effect, (ii) there is no Event of Default of Tenant under this Lease, and (iii) Tenant has not assigned or subleased (or agreed to assign or sublease) more than fifty percent (50%) of the rentable floor area of the Premises.

         (c) All of the terms, provisions, covenants, and conditions of this Lease shall continue to apply during each Extension Period, except that the Annual Fixed Rent Rate during each Extension Period (the "Extension Rent") shall be equal to the fair market rent for the Premises determined as of the date twelve (12) months prior to expiration of the Initial Term or the preceding Extension Period, as the case may be, in accordance with the procedure set forth in Subsection (d) below (the "Fair Market Rent").

         (d) The Fair Market Rent for each Extension Period shall be determined as follows: Within five (5) days after Tenant gives Landlord its Inquiry Notice with respect to any Option to Extend, Landlord shall give Tenant notice of Landlord's determination of the Fair Market Rent for the applicable Extension Period. Within ten (10) days after Tenant receives such notice, Tenant shall notify Landlord of its agreement with or objection to Landlord's determination of the Fair Market Rent, whereupon the Fair Market Rent shall be determined by arbitration conducted in the manner set forth below. If Tenant does not notify Landlord within such ten (10) day period of Tenant's agreement with or objection to Landlord's determination of the Fair Market Rent, then the Fair Market Rent for the applicable Extension Period shall be deemed to be Landlord's determination of the Fair Market Rent as set forth in the notice from Landlord described in this subsection.

         (e) If Tenant notifies Landlord of Tenant's objection to Landlord's determination of Fair Market Rent under the preceding subsection, such notice shall also set forth a request for arbitration and Tenant's appointment of a commercial real estate broker having at least ten (10) years experience in the commercial leasing market in the City of Cambridge, Massachusetts (an "Arbitrator"). Within five (5) days thereafter, Landlord shall by notice to Tenant appoint a second Arbitrator. Each Arbitrator shall be advised to determine the Fair Market Rent for the applicable Extension Period within thirty
(30) days after Landlord's appointment of the second Arbitrator. On or before the expiration of such thirty (30) day period, the two Arbitrators shall confer to compare their respective determinations of the Fair Market Rent. If the difference between the amounts so determined by the two Arbitrators is less than or equal to ten percent (10%) of the lower of said amounts then the final determination of the Fair Market Rent shall be equal to the average of said amounts. If such difference between said amounts is greater than ten percent (10%), then the two arbitrators shall have ten (10) days thereafter to appoint a third Arbitrator (the "Third Arbitrator"), who shall be instructed to determine the Fair Market Rent for the applicable Extension Period within ten (10) days after its appointment by selecting one of the amounts determined by the other two Arbitrators. Each party shall bear the cost of the Arbitrator selected by such party. The cost for the Third Arbitrator, if any, shall be shared equally by Landlord and Tenant.

         (f) Regardless of the manner in which the Extension Rent is determined, the Annual Fixed Rent for each Extension Period shall be subject to adjustment as set forth in Section 4.1(b) hereof.

10.13    INTENTIONALLY OMITTED.

10.14       PARKING.

         Tenant shall be obligated to pay as Additional Rent monthly, the then fair market value (estimated to be $150.00 per space per month in calendar year 2000 for Garage parking spaces) for each of the parking spaces to be leased to Tenant. All parking spaces leased hereby may only be utilized by Tenant's employees, visitors, sublessees or assignees, visiting or working at the

Premises. Tenant shall have the right to lease from Landlord such parking spaces prior to the Commencement Date on the terms set forth herein. Landlord shall have the right, from time to time, to relocate, on a temporary basis as may be necessary to effect repairs and improvements to the Garage, parking spaces located in the Garage to another location within 1000 feet of the Lot, provided that in each instance such other location may be lawfully used for accessory parking, and provided further that the monthly rent to be paid by Tenant for each temporarily relocated parking space shall be an amount equal to the fair market value thereof but in no event more than the rent then being paid by Tenant for a parking space in the Garage. If such relocation is required in connection with repairs to the Garage, Landlord agrees to diligently pursue completion of such repairs.

10.15    CONFIDENTIAL INFORMATION.

         Landlord hereby agrees that any and all knowledge, information, data, materials, trade secrets, and other work product of a confidential nature gained, obtained, derived, produced, generated or otherwise acquired by Landlord with respect to Tenant's business (collectively "Confidential Information") shall be kept confidential. Landlord shall use diligent efforts to ensure that no Confidential Information is revealed, divulged, communicated, related, or described to any person or entity without the written consent of Landlord, except as may be required by applicable law.

10.16    SIGNAGE.

         Tenant shall be permitted, at its sole cost and expense, to install and maintain signs on the exterior of the Building which read "Vertex" (or something similar reasonably approved by Landlord), provided that: (i) the size, location, quality, color and style of such signs shall be subject to Landlord's approval, such approval not to be unreasonably withheld or delayed, and (ii) such signs shall be subject to limitations of applicable law, including, without limitation, the Cambridge Zoning By-Law, as amended from time to time. Tenant shall secure all permits necessary for the installation of such signs at its sole cost and expense. Upon the expiration or sooner termination of the Term of this Lease, Tenant shall remove such signs and repair any damage resulting therefrom at Tenant's sole cost and expense.

         WITNESS the execution hereof under seal on the day and year first above written.

                  LANDLORD:                 FORT WASHINGTON REALTY TRUST


                                            -----------------------------------
                                            David E. Clem, Trustee
                                            and not individually

                                            -----------------------------------
                                            David M. Roby, Trustee
                                            and not individually

                  TENANT:                   VERTEX PHARMACEUTICALS INCORPORATED


                                            By:
                                               --------------------------------
                                            Its:
                                            hereunto duly authorized

                                    EXHIBIT A

                                Plan Showing Lot
            (to be provided to Tenant by Landlord upon the Transfer)

                                   EXHIBIT A-1

                            Legal Description of Lot


         A parcel of land which is partially registered and partially unregistered land, located at Waverly Street, Cambridge, Middlesex County, Commonwealth of Massachusetts, and being shown as (i) Lot 1 on a plan of land entitled "Subdivision Plan of Land, Cambridge, Massachusetts," dated April 21, 1998, by Harry R. Feldman, Inc., recorded with the Middlesex South District Registry of Deeds as Plan No. 666, (ii) Lot 2 as shown on Land Court Plan No. 19338B filed with the Middlesex South Registry District of the Land Court in Book ___, Page ___, (iii) Lot 3 and Lot 5 as shown on Land Court Plan No. 19105C filed with the Middlesex South Registry District of the Land Court in Book ______, Page ____, (iv) the lot shown on Plan No. 20185A filed with Middlesex South Registry District of the Land Court in Book 383, Page 525, (v) the lot shown on Plan No. 10431A filed with Middlesex South Registry District of the Land Court in Book 383, Page 489, (vi) the lot shown on Plan No. 20634A filed with Middlesex South Registry District of the Land Court in Book 423, Page 437,
(vii) the lot shown on Plan No. 21997A filed with Middlesex South Registry District of the Land Court in Book 467, Page 65, (viii) the lot shown on Plan No. 25241A filed with Middlesex South Registry District of the Land Court in Book 554, Page 138, (ix) the lot shown on Plan No. 31443A filed with Middlesex South Registry District of the Land Court in Book 677, Page 136, and (x) the lot shown on Plan No. 40865A filed with Middlesex South Registry District of the Land Court in Book 973, Page 112.

         The Phase II Parcel is subject to and has the benefit of the easement and restrictions of record insofar as in force and effect.

                                    EXHIBIT B

                                Landlord's Plans


         Base Building Specifications Outline dated March 16, 1998 and Base Building Construction Drawings dated March 27, 1998, copies of which have been delivered by Landlord to Tenant.

                                    EXHIBIT C

                              RULES AND REGULATIONS

1. The entrances, lobbies, elevators, sidewalks, and stairways of the Building shall not be encumbered or obstructed by Tenant, Tenant's agents, servants, employees, licensees or visitors or used by them for any purposes other than ingress or egress to and from the Building.

2.     Landlord reserves the right to have Landlord's structural engineer review
       Tenant's floor loads on the Building at Tenant's expense.

3. Tenant, or the employees, agents, servants, visitors or licensees of Tenant shall not at any time place, leave or discard any rubbish, paper, articles, or objects of any kind whatsoever outside of the Building.
       Bicycles shall not be permitted in the Building.

4. Tenant shall not place objects against glass partitions or doors or windows or adjacent to any common space which would be unsightly from the exterior of the Building and will promptly remove the same upon notice from Landlord.

5. Tenant shall not make noises, cause disturbances, create vibrations, odors or noxious fumes or use or operate any electric or electrical devices or other devices that emit sound waves or that would interfere with the operation of any device or equipment or radio or television broadcasting or reception from or within the Building or elsewhere, or with the operation of roads or highways in the vicinity of the Building and shall not place or install any projections, antennae, aerials, or similar devices inside or outside of the Building, without the prior written approval of Landlord.

6. Tenant shall not: (a) use the Building for lodging, or for any immoral or illegal purposes; (b) use the Building to engage in the manufacture or sale of spirituous, fermented, intoxicating or alcoholic beverages in the Building; (c) use the Building to engage in the manufacture or sale of, or permit the use of, any illegal drugs on the Building.

7. No awning or other projections shall be attached to the outside walls or windows. No curtains, blinds, shades, screens or signs, other than those, if any, furnished by Landlord, shall be attached to, hung in, or used in connection with any exterior window or door of the Building without the prior written consent of Landlord. No sign, advertisement, object, notice or other lettering shall be exhibited, inscribed, painted or affixed on any part of the outside or inside of the Building if visible from outside of the Building without the prior written consent of Landlord.

8.     Door keys for doors in the Building will be furnished on the Commencement
       Date by Landlord. If Tenant shall affix additional locks on doors then
       Tenant shall furnish Landlord with copies of keys for said locks.

10. Tenant shall cooperate and participate in all reasonable security programs affecting the Building.

11. Tenant assumes full responsibility for protecting its space from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to its space in the Building closed and secured.

12. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags, or other substances shall be thrown therein.

13. Discharge of industrial sewage shall only be permitted if Tenant, at its sole expense, shall have obtained all necessary permits and licenses therefor, including without limitation permits from state and local authorities having jurisdiction thereof.

14. Tenant shall not mark, paint, drill into, or in any way deface any part of the Building or Premises. No boring, driving of nails or screws, cutting or stringing of wires shall be permitted except with the prior written consent of Landlord not to be unreasonably withheld, and as Landlord may direct. Tenant shall not install any resilient tile or similar floor covering in the Premises except with the prior written approval of Landlord not to be unreasonably withheld. The use of asbestos containing cement or other similar asbestos containing adhesive material is expressly prohibited.

15. In the event of any conflict between the provisions of this EXHIBIT C and the provisions of the Lease, the provisions of the Lease shall govern.

                                    EXHIBIT D

                          SCHEDULE OF FLOOR LOAD LIMITS

                                    EXHIBIT E

                  SCHEDULE OF EQUIPMENT TO BE REMOVED BY TENANT
                   (Tenant to Provide for Landlord's Approval)


                                       60